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As filed with the Securities and Exchange Commission on January 28, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HCP, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	3760 Kilroy Airport Way, Suite 300 Long Beach, California 90806 (562) 733-5100 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	33-0091377 (I.R.S. Employer Identification No.)

Edward J. Henning, Esq.
Executive Vice President, General Counsel and Corporate Secretary
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

R. Scott Shean, Esq.
Latham & Watkins LLP
650 Town Center Drive, Suite 2000
Costa Mesa, California 92626
(714) 540-1235

        Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $1.00 per share	4,246,857	$29.51	$125,324,751	$4,926

(1)
In the event of a stock split, stock dividend, or similar transaction involving the Company's common stock, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, based upon the average of the high and low prices of the shares of common stock reported on the New York Stock Exchange on January 22, 2008, pursuant to Rule 457(c) of the Securities Act.

        This registration statement relates to the possible issuance of 4,246,857 shares of common stock of HCP, Inc. to the holders of units representing non-managing membership interests in HCP DR MCD, LLC upon tender of those units for exchange.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

HCP, Inc.

4,246,857 Shares

Common Stock

        This prospectus relates to the possible issuance of up to 4,246,857 shares of common stock of HCP, Inc., a Maryland corporation, from time to time, to the holders of units representing non-managing membership interests in HCP DR MCD, LLC upon tender of those units for exchange.

        We will not receive any cash proceeds from the issuance of the shares of our common stock to the holders of units tendered for exchange, but we will acquire units representing non-managing membership interests of HCP DR MCD, LLC in exchange for shares of our common stock issued to an exchanging non-managing member.

        Our shares of common stock are traded on the New York Stock Exchange under the symbol "HCP." On January 25, 2008, the last reported sales price of our common stock on the New York Stock Exchange was $31.95 per share.

        You should consider the risks discussed under "Risk Factors" beginning on page 1 of this prospectus before you invest in our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 28, 2008

HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100

        All references in this prospectus to "HCP," "we," "us" or "our" mean HCP, Inc., its majority-owned subsidiaries and other entities controlled by HCP, Inc., except where it is clear from the context that the term means only the issuer, HCP, Inc. All references to "units" in this prospectus mean units representing non-managing membership interests in HCP DR MCD, LLC, and all references to "common stock" in this prospectus mean shares of HCP, Inc. common stock, except when it is clear from the context that these terms have different meanings.

i

RISK FACTORS

        Below are the risks that we believe are material to investors who purchase or own our common stock. In addition to other information contained or incorporated by reference in this prospectus, you should carefully consider the following factors before acquiring the common stock offered by this prospectus.

Risks Related to the Exchange of Units for Shares of Our Common Stock

The exchange of units of HCP DR MCD, LLC for our common stock is a taxable transaction.

        The exchange of units of HCP DR MCD, LLC for shares of our common stock (which may occur following the tender of such non-managing member units for exchange if we elect to satisfy the exchange obligation in shares of our common stock), assuming such units are properly treated as membership interests in HCP DR MCD, LLC for United States federal income tax purposes, will be treated for United States federal income tax purposes as a sale of the units by the holders of such units. A holder of such units will recognize gain or loss for United States federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the HCP DR MCD, LLC liabilities allocable to the units being exchanged, less the holder's adjusted tax basis in the units exchanged. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, referred to herein as the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, the ability of a holder of units to sell a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of non-managing member units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of our common stock may not equal the value of the non-managing member units at the time of the exchange.

An investment in our common stock is different from an investment in units in HCP DR MCD, LLC.

        If a unit holder exercises its right to exchange its units, the holder may receive cash or, at our election, shares of common stock in exchange for the units. If a unit holder tenders all its units and receives cash, the holder will no longer have any interest in HCP DR MCD, LLC or us, will not benefit from any subsequent increases in the share price of our common stock and will not receive any future distributions from HCP DR MCD, LLC or us (unless the holder currently owns or acquires in the future additional shares of our common stock or additional units). If a unit holder receives shares of our common stock, he or she will become one of our stockholders rather than a non-managing member in HCP DR MCD, LLC. Although the nature of an investment in shares of our common stock is substantially equivalent economically to an investment in units in HCP DR MCD, LLC, there are differences between ownership of the units and ownership of our common stock. These differences, some of which may be material to you, include:

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  form of organization;

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  management control;

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  voting and consent rights;

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  liquidity; and

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  federal income tax considerations.

These differences are further described under "Comparison of HCP DR MCD, LLC and HCP."

Risks Related to Our Business

We rely on external sources of capital to fund future capital needs, and if our access to such capital is limited or on unfavorable terms, we may not be able to meet commitments as they become due or make future investments necessary to grow our business.

        In order to qualify as a REIT under the Internal Revenue Code, we are required, among other things, to distribute to our stockholders each year at least 90% of our REIT taxable income. Because of this distribution requirement, we may not be able to fund all future capital needs, including capital needs in connection with acquisitions and development activities, from cash retained from operations. As a result, we rely on external sources of capital. If we are unable to obtain needed capital at all or only on unfavorable terms from these sources, we might not be able to make the investments needed to grow our business or meet our obligations and commitments as they mature, which could negatively affect the credit ratings of our securities. Our access to capital depends upon a number of factors, over which we have little or no control, including:

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  the performance of the national and global economies generally;

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  general availability of credit and market conditions, including interest rates;

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  competition in the healthcare industry;

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  issues facing the healthcare industry, including regulations and government reimbursement policies;

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  tenants' and operators' operating costs;

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  the ratings of our securities;

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  the market's perception of our growth potential;

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  the market value of our properties;

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  changes in rules or practices governing our financial and SEC reporting;

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  civil disturbances, natural disasters or acts of war;

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  our current and potential future earnings and cash distributions; and

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  the market price of the shares of our capital stock.

Adverse changes in our credit ratings could impair our ability to obtain additional debt and preferred stock financing on favorable terms, if at all, and significantly reduce the market price of our securities, including our common stock.

        We currently have a credit rating of Baa3 from Moody's Investors Service ("Moody's"), BBB from Standard & Poor's Ratings Service and BBB from Fitch Ratings ("Fitch") on our senior unsecured debt securities, and Ba1 from Moody's and BBB- from Fitch on our preferred securities. The credit ratings of our senior unsecured debt and preferred securities are based on our operating performance, liquidity and leverage ratios, overall financial position and other factors employed by the credit rating agencies in their rating analyses of us. Our credit ratings can affect the amount and type of capital we can access, as well as the terms of any financings we may obtain. There can be no assurance that we will be able to maintain our current credit ratings, and in the event that our current credit ratings deteriorate, we would likely incur higher borrowing costs and may encounter difficulty in obtaining additional financing. Also, a downgrade in our credit ratings may trigger additional costs or other negative consequences under our current and future credit facilities and debt instruments. Because we depend on external sources of capital to fund our acquisition and development activity, adverse changes to our credit ratings could negatively impact our acquisition and development activity, future growth, financial condition and the market price of our securities.

We have incurred additional indebtedness in connection with recent acquisitions and we anticipate incurring further indebtedness to implement our business strategy. An increased level of indebtedness could materially adversely affect us in many ways, including by reducing funds available for other business purposes and reducing our flexibility.

        Our indebtedness as of September 30, 2007 was approximately $7.4 billion, of which approximately $2.75 billion remained outstanding from our recently completed acquisition of Slough Estates USA, Inc. ("SEUSA"). As part of our business strategy, we actively seek attractive acquisition candidates to grow our business. Our recent acquisitions of SEUSA, CNL Retirement Properties, Inc. ("CRP") and CNL Retirement Corp. ("CRC") are examples of the execution of this strategy. We may acquire healthcare facilities through various structures, including transactions involving portfolios, single assets, joint ventures and acquisitions of all or substantially all of the securities or assets of other REITs or similar real estate entities. We anticipate that our acquisitions will be financed through a combination of methods, including proceeds from equity and/or debt offerings, sales of properties, borrowings under our credit facilities and other incurrence or assumption of indebtedness. Any significant acquisition or series of acquisitions financed by the incurrence or assumption of indebtedness may cause us to become more leveraged, which, in turn, could negatively affect the credit ratings of our debt and preferred securities and increase the demands on our cash resources. Greater demands on our cash resources may reduce funds available to us to pay dividends, conduct development activities, or make capital expenditures and acquisitions. Increased indebtedness can also create competitive disadvantages for us compared to other companies with relatively lower debt levels. Increased future debt service obligations may limit our operational flexibility, including our ability to finance or refinance our properties, contribute properties to joint ventures or sell properties as needed.

Covenants in our credit agreements and other debt instruments could limit our operational flexibility.

        The terms of our credit agreements and other indebtedness require us to comply with a number of customary financial and other covenants, such as maintaining debt service coverage and leverage ratios and tangible net worth requirements. These covenants may limit our operational flexibility, and breaches of these covenants could result in defaults under the instruments governing the applicable indebtedness, and any other indebtedness cross-defaulted against such instruments, even if we satisfied our payment obligations. Any such defaults or lack of operational flexibility could materially adversely affect our business, results of operations and financial condition.

Our issuance of additional shares of common or preferred stock, warrants or debt securities may dilute the ownership interests of existing stockholders and reduce the market price for our shares.

        As of September 30, 2007, we had approximately 207.3 million shares of common stock issued and outstanding. We cannot predict the effect, if any, that potential future sales of our common or preferred stock, warrants or debt securities, or the availability of our securities for future sale, will have on the market price of our outstanding securities, including our common stock. Sales of substantial amounts of our common or preferred stock, warrants or debt securities convertible into, or exercisable or exchangeable for, common stock in the public market or the perception that such sales might occur could reduce the market price of our common stock. The sales of securities convertible into our common stock could dilute the interests of existing common stockholders and may cause a decrease in the market price of our common stock. Additionally, we maintain equity incentive plans for our employees. We have historically made grants of stock options, restricted stock and restricted stock units to our employees under such plans, and we expect to continue to do so. As of September 30, 2007, there were options to purchase approximately 4.4 million shares of our common stock outstanding and exercisable, approximately 540,000 unvested shares of restricted stock issued and outstanding and approximately 796,000 unvested restricted stock units issued and outstanding under our equity incentive plans.

An increase in interest rates would increase our interest costs on existing variable rate debt and new debt, and could adversely impact our ability to refinance existing debt, sell assets and our acquisition and development activity.

        As of September 30, 2007, we had approximately $3.3 billion of variable interest rate indebtedness, which constituted approximately 44% of our overall indebtedness. This variable rate debt had a weighted average interest rate of approximately 6.21% per annum. We may incur more variable interest rate indebtedness in the future. If interest rates increase, so will our interest costs for our existing variable interest rate debt and any new debt. This increased cost would reduce our results of operations, decrease our ability to pay principal and interest on our debt, decrease our ability to make distributions to our security holders and make the financing of any acquisition and development activity more costly. Further, rising interest rates could limit our ability to refinance existing debt when it matures, or cause us to pay higher interest rates upon refinancing. In addition, an increase in interest rates could decrease the amount third parties are willing to pay for our assets, thereby limiting our ability to reposition our portfolio promptly in response to changes in economic or other conditions.

Our decision to hedge against interest rate changes may have a material adverse effect on our financial results and condition, and there is no assurance that our hedges will be effective.

        As of September 30, 2007, we had approximately $3.3 billion of variable interest rate indebtedness. We may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements that involve risk, including the risk that counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes, that the amount of income that we may earn from hedging transactions may be limited by federal tax provisions governing REITs, and that these arrangements may result in higher interest rates than we would otherwise have. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates. Failure to hedge effectively against interest rate changes may materially adversely affect our results of operations, financial condition and ability to make distributions to our stockholders.

We may not be able to sell properties when we desire because real estate investments are illiquid.

        Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to changes in the real estate market. This inability to respond to changes in the performance of our investments could adversely affect our business, results of operations and financial condition, and in particular our ability to service our debt and pay dividends on our preferred stock. The real estate market is affected by many factors that are beyond our control, including:

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  adverse changes in national and local economic and market conditions;

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  changes in interest rates and in the availability, costs and terms of financing;

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  changes in laws, regulations, fiscal policies, zoning and other ordinances;

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  the costs of complying with existing and new laws and regulations;

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  the ongoing need for capital improvements, particularly in older structures;

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  changes in operating expenses; and

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  civil unrest, acts of war and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

        We cannot predict whether we will be able to sell any property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property or portfolio of properties. In addition, there are provisions under the federal income tax laws applicable to REITs that may limit our ability to recognize the full economic benefit from a sale of our assets. These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties could have a material adverse effect on our business, results of operations and financial condition.

Our disposition of assets, sales of securities, receipt of loan payments and creation of joint ventures may require us to reinvest proceeds quickly to earn attractive returns, and we may face competitive risks related to the reinvestment of those sale proceeds.

        From time to time, we will have cash available from the proceeds of sales of our securities, principal and/or interest payments on our mortgages, mezzanine loans and other receivables, proceeds from the creation of joint ventures and the sale of joint venture interests, and the sale of properties, including non-elective dispositions under the terms of master leases or similar financial support arrangements. In order to maintain our current financial results and continue earning attractive returns, we expect to have to reinvest these proceeds on a timely basis. We compete for real estate investments with a broad variety of potential investors. This competition for attractive investments may negatively affect our ability to make timely investments on terms acceptable to us.

We have investments in mezzanine loans, which are subject to a greater risk of loss than loans with a first priority lien on the underlying real estate.

        Mezzanine loans generally take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests of either the entity owning the property or a pledge of the ownership interests of the entity that owns the interest in the entity owning the property. These types of investments involve a higher degree of risk than long-term senior mortgage lending secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loans. If a borrower defaults on our mezzanine loans or debt senior to our loans, or in the event of a borrower bankruptcy, our mezzanine loans will be satisfied only after the senior debt and consistent with bankruptcy rules. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal. If our mezzanine loans are not repaid, or are only partially repaid, our business, results of operations and financial condition may be materially adversely affected.

Credit enhancements to our leases may terminate or be inadequate, or the provider of a credit enhancement may be unable to fulfill its payment obligations to us, any of which may have a material adverse effect on our results of operations.

        Some of our leases have credit enhancement provisions, such as guarantees or shortfall reserves, for minimum rent payments payable to us. These credit enhancement provisions may terminate at either a specific time during the lease term or once the property satisfies defined operating hurdles like net operating income. These provisions may also have limits on the overall amount of the credit enhancement. After the termination of a credit enhancement, or in the event that the maximum limit of a credit enhancement is reached, we may only look to the tenant or operator to make lease payments. Our tenants may be thinly capitalized entities that rely on the results of operations generated by the properties to fund rent obligations under their lease. In the event that a credit enhancement has expired or the maximum limit has been reached, or in the event that a provider of a credit enhancement is unable to meet its payment obligations, our results of operations and cash available for distribution could be materially adversely affected if our properties are unable to generate sufficient funds from operations to meet minimum rent payments and the tenants or operators do not otherwise have the resources to make those rent payments.

We face risks associated with property development that can render a project less profitable or not at all and, under certain circumstances, prevent completion of development activities once undertaken, all of which could have a material adverse effect on our business, results of operations and financial condition.

        Large-scale, ground-up development of healthcare properties presents additional risks for us, including risks that:

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  a development opportunity may be abandoned after expending significant resources resulting in the loss of deposits or failure to recover expenses already incurred;

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  the development and construction costs of a project may exceed original estimates due to increased interest rates and higher materials, transportation, labor, leasing or other costs, which could make the completion of the development project less profitable;

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  construction and/or permanent financing may not be available on favorable terms or at all;

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  the project may not be completed on schedule and can result in increases in construction costs and debt service expenses as a result of a variety of factors that are beyond our control, including: natural disasters, labor conditions, material shortages, regulatory hurdles, civil unrest and acts of war; and

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  occupancy rates and rents at a newly completed property may not meet expected levels and could be insufficient to make the property profitable.

        Properties developed or acquired for development likely generate little or no cash flow from the date of acquisition through the date of completion of development. In addition, new development activities, regardless of whether or not they are ultimately successful, may require a substantial portion of our management's time and attention.

        These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken, any of which could have a material adverse effect on our business, results of operations and financial condition, and thus our ability to satisfy our debt service obligations and to pay dividends to stockholders.

Competition may make it difficult to identify and purchase, or develop, suitable healthcare facilities at a favorable cost or to raise funds for such acquisitions or development activities, and we may consequently be unable to continue to grow through these activities.

        Growing through acquisitions is a part of our business strategy and requires us to identify suitable candidates that meet our acquisition criteria. Recently, we acquired a significant development pipeline to provide an opportunity for further growth. The development, acquisition and financing of healthcare facilities at favorable costs are highly competitive. When we attempt to develop, finance or acquire properties, we face competition from other REITs, investment companies, private equity and hedge fund investors, healthcare operators, lenders, developers and other institutional investors, some of whom have greater resources and lower costs of capital than us. Increased competition makes it more challenging for us to identify and successfully capitalize on opportunities that meet our business goals. If we cannot capitalize on our development pipeline, identify and purchase a sufficient quantity of healthcare facilities at favorable prices, or if we are unable to finance such acquisitions on commercially favorable terms, our business, results of operations and financial condition may be materially adversely affected.

Because of the unique and specific improvements required for healthcare facilities, we may be required to incur substantial development and renovation costs to make certain of our properties suitable for other operators and tenants, which could materially adversely affect our business, results of operations and financial condition.

        Healthcare facilities are typically highly customized and may not be easily adapted to non-healthcare-related uses. The improvements generally required to conform a property to healthcare use, such as upgrading electrical, gas and plumbing infrastructure, are costly and often times tenant-specific. A new or replacement operator or tenant may require different features in a property, depending on that operator's or tenant's particular operations. If a current operator or tenant is unable to pay rent and vacates a property, we may incur substantial expenditures to modify a property before we are able to re-lease the space to another tenant. Also, if the property needs to be renovated to accommodate multiple operators or tenants, we may incur substantial expenditures before we are able to re-lease the space. Consequently, our properties may not be suitable for lease to traditional office or other healthcare tenants without significant expenditures or renovations, which costs may materially adversely affect our business, results of operations and financial condition.

Our use of joint ventures may limit our flexibility with jointly owned investments and could adversely affect our business, results of operations and financial condition.

        We intend to develop and/or acquire properties in joint ventures with other persons or entities when circumstances warrant the use of these structures. We currently have 30 joint ventures that are not consolidated with our financial statements. Our aggregate investments in these joint ventures represented approximately 2% of our total assets at September 30, 2007. Our participation in joint ventures is subject to the risks that:

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  we could experience an impasse on certain decisions because we do not have sole decision-making authority, which could require us to expend additional resources on resolving such impasses or potential disputes;

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  our joint venture partners could have investment goals that are not consistent with our investment objectives, including the timing, terms and strategies for any investments;

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  our joint venture partners might become bankrupt, fail to fund their share of required capital contributions or fail to fulfill their obligations as a joint venture partner, which may require us to infuse our own capital into the venture on behalf of the partner despite other competing uses for such capital; and

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  our joint venture partners may have competing interests in our markets that could create conflict of interest issues.

From time to time, we acquire other companies and need to integrate them into our existing business. If we are unable to successfully integrate the operations of acquired companies or they fail to perform as expected, our business, results of operations and financial condition may be materially adversely affected.

        Acquisitions require the integration of companies that have previously operated independently. Successful integration of the operations of these companies depends primarily on our ability to consolidate operations, systems, procedures, properties and personnel and to eliminate redundancies and costs. Acquisitions through mergers also pose some risks, including unanticipated liabilities, unexpected costs and the diversion of management's attention to the integration of our operations with those of the target companies. We cannot assure you that we will be able to integrate the operations of the companies that we have acquired, or may acquire in the future, without encountering difficulties. Potential difficulties associated with acquisitions include the loss of key employees, the disruption of our ongoing business or that of the acquired entity, or possible inconsistencies in standards, controls, procedures and policies. Estimated cost savings in connection with acquisitions are typically projected to come from various areas that our management identifies through the due diligence and integration planning process; yet, our target companies and their properties may fail to perform as expected. Inaccurate assumptions regarding future rental or occupancy rates could result in overly optimistic estimates of future revenues. Similarly, we may underestimate future operating expenses or the costs necessary to bring properties up to standards established for their intended use or market position. If we have difficulties with any of these areas, or if we later discover additional liabilities or experience unforeseen costs relating to our acquired companies, we might not achieve the economic benefits we expect from our acquisitions, and this may materially adversely affect our business, results of operations and financial condition.

Required regulatory approvals can delay or prohibit transfers of our healthcare facilities.

        Because transfers of healthcare facilities may be subject to regulatory approvals not required for transfers of other types of commercial operations and other types of real estate, there may be delays in transferring operations of our facilities to successor operators or we may be prohibited from transferring operations to a successor operator. If we are unable to transfer properties at times opportune to us, our revenues and operations may suffer.

We may be unable to successfully foreclose on the collateral securing our real estate-related loans, which may adversely affect our ability to recover our investments.

        If an operator or tenant defaults under one of our mortgage or mezzanine loans, we may have to foreclose on the loan or protect our interest by acquiring title to the property and thereafter making substantial improvements or repairs in order to maximize the facility's investment potential. Operators or tenants may contest enforcement of foreclosure or other remedies, seek bankruptcy protection against our exercise of enforcement or other remedies and/or bring claims for lender liability in response to actions to enforce mortgage obligations. If an operator or tenant seeks bankruptcy protection, the automatic stay provisions of the United States Bankruptcy Code would preclude us from enforcing foreclosure or other remedies against the operator or tenant unless relief is first obtained from the court having jurisdiction over the bankruptcy case. Foreclosure-
related costs, high "loan-to-value" ratios or declines in the value of the facility may prevent us from realizing an amount equal to our mortgage or mezzanine loan upon foreclosure.

Our accounting policies and methods are fundamental to how we report our financial condition and results of operations, and they may require our management to make estimates about matters that are inherently uncertain.

        We have identified several accounting policies as being "critical" to the presentation of our financial condition and results of operations because they require our management to make particularly subjective or complex judgments about matters that are inherently uncertain and because of the likelihood that materially different amounts would be recorded under different conditions or using different assumptions. These critical accounting policies are described in detail under "Critical Accounting Policies" in this report. Because of the inherent uncertainty of the estimates associated with these critical accounting policies, we cannot provide any assurance that we will not make significant subsequent adjustments to the related amounts recorded and that those adjustments would not materially adversely affect our business, results of operations and financial condition.

Our business, results of operations and financial condition could be materially adversely affected if we have deficiencies in our disclosure controls and procedures or internal control over financial reporting.

        The design and effectiveness of our disclosure controls and procedures and internal control over financial reporting may not prevent all errors, misstatements or misrepresentations. While management continues to review the effectiveness of our disclosure controls and procedures and internal control over financial reporting on a regular basis, there can be no guarantee that our internal control over financial reporting will be effective in accomplishing all control objectives all of the time. In certain circumstances, the effectiveness of internal controls is dependent on information received from independent third parties. For example, we consolidate our investments in certain variable interest entities ("VIEs") when it is determined that we are the primary beneficiary of the VIE. If management of a consolidated VIE fails to provide us with the necessary financial information either in a timely manner or at all, it could adversely impact our financial reporting and our internal control over financial reporting. Deficiencies, including any material weakness, in our internal control over financial reporting, which may occur or be discovered in the future, could result in misstatements of our historical results of operations, restatements of our financial statements, a decline in our stock price, or otherwise materially adversely affect our business, results of operations and financial condition.

        We lease 76 properties to a total of 9 tenants that have been identified as VIEs. We acquired these leases/variable interests on October 5, 2006 in our acquisition of CRP. CRP determined they were not the primary beneficiary of the VIEs, and we are generally required to carry forward CRP's accounting conclusions after the acquisition relative to their primary beneficiary assessment. We may need to reassess whether we are the primary beneficiary in the future upon the occurrence of a reconsideration event, as defined by FIN 46R. If we determine that we are the primary beneficiary in the future and consolidate the tenant, our financial statements would reflect the tenant's facility level revenues and expenses rather than lease revenues.

Loss of our key personnel could temporarily disrupt our operations and adversely affect us.

        We are dependent on the efforts of our executive officers. Although certain of our executive officers have employment agreements with us, we cannot assure you that they will remain employed with us. The loss or limited availability of the services of any of our executive officers, or our inability to recruit and retain qualified personnel in the future, could, at least temporarily, have a material adverse effect on our business and results of operations and be negatively perceived in the capital markets.

We may experience uninsured or underinsured losses, which could result in the loss of all or a portion of the capital we have invested in a property or decrease anticipated future revenues.

        We maintain comprehensive insurance coverage on our properties with terms, conditions, limits and deductibles that we believe are adequate and appropriate given the relative risk and costs of such coverage. However, a large number of our properties are located in areas exposed to earthquake, windstorm and flood and may be subject to other losses. In particular, our life science portfolio is concentrated in areas known to be subject to earthquake activity. We currently purchase earthquake coverage with a $300 million per occurrence and a $300 million annual aggregate limit and subject to a deductible of 5% of the value of the affected property. While we purchase insurance for earthquake, windstorm and flood that we believe is adequate in light of current industry practice and analysis prepared by outside consultants, there is no assurance that such insurance will fully cover such losses. These losses can decrease our anticipated revenues from a property and result in the loss of all or a portion of the capital we have invested in a property. The insurance market for such exposures can be very volatile and we may be not able to purchase the limits and terms we desire on a commercially reasonable basis in the future. In addition, there are certain exposures where insurance is not purchased as it is not prudent or economically feasible to do so.

Environmental compliance costs and liabilities associated with our real estate related investments may materially impair the value of those investments.

        Under various federal, state and local laws, ordinances and regulations, as a current or previous owner of real estate, we may be required to investigate and clean up certain hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by the third parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and the costs it incurs in connection with the contamination. Although we (i) currently carry environmental insurance on our properties in amounts and subject to deductibles that we believe are commercially reasonable, and (ii) generally require our operators and tenants to undertake to indemnify us for environmental liabilities they cause, such liabilities could exceed the amount of our insurance, the financial ability of the tenant or operator to indemnify us or the value of the contaminated property. The presence of contamination or the failure to remediate contamination may adversely affect our ability to sell or lease real estate or to borrow using the real estate as collateral. As the owner of a site, we may also be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. We may also experience environmental liabilities arising from conditions not known to us.

        From time to time, we may invest in real estate, or mortgage loans secured by real estate, with environmental problems that materially impair the value of the real estate. There are substantial risks associated with such an investment and we have only limited experience in investing in real estate with environmental liabilities.

Risks Related to Our Operators and Tenants

Operators and tenants that fail to comply with the requirements of governmental reimbursement programs such as Medicare or Medicaid, licensing and certification requirements, fraud and abuse regulations or new legislative developments may cease to operate or be unable to meet their financial and contractual obligations to us.

        Our operators and tenants are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations, and administrative and judicial interpretations of existing law. The ultimate timing or effect of these changes cannot be predicted. These changes may have a dramatic effect on our operators' and tenants' costs of doing business and on the amount of reimbursement by both government and other third-party payors. The failure of any of our operators or tenants to comply with these laws, requirements and regulations could adversely affect their ability to meet their financial and contractual obligations to us. Regulations that affect our operators and tenants are as follows:

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  Fraud and Abuse Laws and Regulations.    There are various extremely complex and largely uninterpreted federal and state laws that govern a wide array of referrals, relationships and arrangements, and prohibit fraud by healthcare providers. These laws and regulations include criminal provisions that prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. In addition, the federal False Claims Act allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and earn a percentage of the federal government's recovery. Because of these incentives, these so-called "whistleblower" suits have become more frequent. The violation of any of these laws or regulations by an operator or tenant may result in the imposition of fines or other penalties that could jeopardize that operator's or tenant's ability to make lease or mortgage payments to us or to continue operating its facility.

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  Medicare and Medicaid.    During the nine months ended September 30, 2007, our skilled nursing segment accounted for approximately 4% of our revenues. A portion of our skilled nursing operators' revenues is derived from governmentally-funded reimbursement programs, primarily Medicare and Medicaid, and are consequently subject to the potential adverse effects of decreased reimbursement rates in these programs. Failure to maintain certification and accreditation in these programs would result in a loss of funding from such programs. Loss of certification or accreditation could cause the revenues of our operators and borrowers to decline, potentially jeopardizing their ability to meet their obligations to us. In that event, our revenues from those sources could be reduced, which could in turn cause the value of our affected properties or investments to decline. State licensing and Medicare and Medicaid laws also require operators of nursing homes and assisted living facilities to comply with extensive standards governing operations. Federal and state agencies administering those laws regularly inspect such facilities and investigate complaints. Our operators, borrowers and their managers receive notices of potential sanctions and remedies from time to time, and such sanctions have been imposed from time to time on facilities operated by them. If they are unable to cure deficiencies, sanctions may be imposed that reduce our operators' and borrowers' revenues or cause them to cease operations, thereby potentially jeopardizing their ability to meet their obligations to us.

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  Licensing and Certification.    Our operators and tenants and their respective facilities are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically audited by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure would prevent a facility from operating or result in a suspension of reimbursement payments until all licensure issues have been resolved and the necessary licenses obtained or reinstated. Our skilled nursing facilities require governmental approval, in the form of a certificate of need that generally varies by state and is subject to change, prior to the addition or construction of new beds, the addition of services or certain capital expenditures. Some of our facilities may be unable to satisfy current and future certificate of need requirements and may for this reason be unable to continue operating in the future. In such event, our revenues from those facilities could be reduced or eliminated for an extended period of time or permanently.

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  Life Science Regulation.    The process for identifying, manufacturing, testing and gaining approval to market pharmaceutical products is long and entails great risk and expense. Some of our life science tenants must invest significant amounts of cash to bring pharmaceutical products to market, must gain government approvals prior to selling their products, face risks that government reforms, in particular decreases in reimbursement rates under Medicare and Medicaid, will lead to lower revenues for sales of their products, and face challenges in establishing and protecting their intellectual property. We cannot assure you that our life science tenants will be successful in their businesses. If these tenants' businesses are adversely affected, they may have difficulty meeting their financial and contractual obligations to us.

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  Legislative and Regulatory Developments.    Each year, legislative proposals are introduced or proposed in Congress and in some state legislatures that would affect major changes in the healthcare system, either nationally or at the state level. We cannot accurately predict whether any proposals will be adopted or, if adopted, what effect, if any, these proposals would have on our operators and tenants and, thus, our business.

Increased competition as well as increased operating costs have resulted in lower net revenues for some of our operators and tenants and may affect their ability to meet their financial and other contractual obligations to us.

        The healthcare industry is highly competitive and can become more competitive in the future. The occupancy levels at, and rental income from, our facilities is dependent on the ability of our operators and tenants to compete with entities that have substantial capital resources. These entities compete with other operators and tenants on a number of different levels, including: the quality of care provided, reputation, the physical appearance of a facility, price, the range of services offered, family preference, alternatives for healthcare delivery, the supply of competing properties, physicians, staff, referral sources, location, and the size and demographics of the population in the surrounding area. Private, federal and state payment programs and the effect of laws and regulations may also have a significant influence on the profitability of the properties and their tenants. Our operators and tenants also compete with numerous other companies providing similar healthcare services or alternatives such as home health agencies, life care at home, community-based service programs, retirement communities and convalescent centers. Such competition, which has intensified due to overbuilding in some segments in which we invest, has caused the fill-up rate of newly constructed buildings to slow and the monthly rate that many newly built and previously existing facilities were able to obtain for their services to decrease. We cannot be certain that the operators and tenants of all of our facilities will be able to achieve occupancy and rate levels that will enable them to meet all of their obligations to us. Further, many competing companies may have resources and attributes that are superior to those of our operators and tenants. Thus, our operators and tenants may encounter increased competition in the future that could limit their ability to attract residents or expand their businesses which could materially adversely affect their ability meet their financial and other contractual obligation to us, potentially decreasing our revenues and increasing our collection and dispute costs.

Our operators and tenants are faced with increased litigation and rising liability and malpractice insurance costs that may affect their ability to make their lease or mortgage payments.

        In some states, advocacy groups have been created to monitor the quality of care at healthcare facilities and these groups have brought litigation against the operators and tenants of such facilities. Also, in several instances, private litigation by patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to materially increase the costs incurred by our operators and tenants for monitoring and reporting quality of care compliance. In addition, their cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present healthcare litigation environment continues. Continued cost increases could cause our operators to be unable to make their lease or mortgage payments, potentially decreasing our revenues and increasing our collection and litigation costs. Moreover, to the extent we are required to take back the affected facilities from our operators and tenants, our revenues from those facilities could be reduced or eliminated for an extended period of time. In addition, as a result of our ownership of healthcare facilities, we may be named as a defendant in lawsuits allegedly arising from the actions of our operators or tenants, which may require unanticipated expenditures on our part.

We face potential adverse effects from our major operators' or tenants' bankruptcies or insolvencies.

        The bankruptcy or insolvency of a major operator or tenant may adversely affect the income produced by our properties. Our tenants and operators could file for bankruptcy protection or become insolvent in the future. We cannot evict a tenant or operator solely because of its bankruptcy filing. For example, a debtor-lessee may reject its lease with us in a bankruptcy proceeding. In such a case, our claim against the debtor-lessee for unpaid and future rents would be limited by the statutory cap of the United States Bankruptcy Code. This statutory cap might be substantially less than the remaining rent actually owed under the lease and it is quite likely that any claim we might have for unpaid rent would not be paid in full. In addition, a debtor-lessee may assert in a bankruptcy proceeding that its lease should be re-characterized as a financing agreement. If this claim is successful, our rights and remedies as a lender, compared to as a landlord, would generally be more limited. Our business, results of operations and financial condition may be materially adversely affected as a result of major operators' or tenants' bankruptcies or insolvencies.

We have recently acquired properties leased to tenants in the life science industry. These tenants face high levels of regulation, expense and uncertainty that may adversely affect their ability to make payments to us and, consequently, materially adversely affect our business, results of operations and financial condition.

        Life science tenants, particularly those involved in developing and marketing pharmaceutical products, are subject to certain unique risks, as follows:

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  Some of our tenants require significant outlays of funds for the research, development and clinical testing of their products and technologies. If private investors, the government or other sources of funding are unavailable to support such activities, a tenant's business may be adversely affected or fail.

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  The research, development, clinical testing, manufacture and marketing of some of our tenants' products require federal, state and foreign regulatory approvals. The approval process is typically long, expensive and uncertain. Even if our tenants have sufficient funds to seek approvals, one or all of their products may fail to obtain the required regulatory approvals on a timely basis or at all. Furthermore, some tenants may only have a small number of products under development. If one product fails to receive the required approvals at any stage of development, it could significantly adversely affect our tenant's entire business and its ability to make payments to us.

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  Our tenants with marketable products may be adversely affected by healthcare reform efforts and the reimbursement policies of government or private healthcare payors.

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  Our tenants may be unable to adequately protect their intellectual property under patent, copyright or trade secret laws. Failure to do so could jeopardize their ability to profit from their efforts and to protect their products from competition.

        We cannot assure you that our life science tenants will be successful in their businesses. If our tenants' businesses are adversely affected, they may have difficulty making payments to us, which could materially adversely affect our business, results of operations and financial condition.

Tax and REIT-Related Risks

Loss of our tax status as a REIT would substantially reduce our funds available and would have material adverse consequences to us.

        We currently operate and have operated commencing with our taxable year ended December 31, 1985 in a manner that is intended to allow us to qualify as a REIT for federal income tax purposes under the Internal Revenue Code. In addition, as described below, we own the stock of HCP Life Science REIT, Inc., which we refer to as HCP Life Science REIT, which will elect to be treated as a REIT commencing with its initial taxable year ending December 31, 2007.

        Qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability and the ability of HCP Life Science REIT to qualify as a REIT. If HCP Life Science REIT were to fail to qualify as a REIT, we also would fail to qualify as a REIT unless we (or HCP Life

Science REIT) could make use of certain relief provisions. To qualify as a REIT, we and HCP Life Science REIT must each satisfy a number of asset, income, organizational, distribution, stockholder ownership and other requirements. For example, to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying sources, and we must make distributions to our stockholders aggregating annually at least 90% of our REIT taxable income, excluding capital gains. In addition, new legislation, treasury regulations, administrative interpretations or court decisions may adversely affect our investors if such future events affected our ability to qualify as a REIT for tax purposes. Although we believe that we and HCP Life Science REIT have been organized and have operated in such manner, we can give no assurance that we or HCP Life Science REIT have qualified or will continue to qualify as a REIT for tax purposes.

        If we lose our REIT status, we will face serious tax consequences that will substantially reduce the funds available to make payments of principal and interest on the debt securities we issue and to make distributions to our stockholders. If we fail to qualify as a REIT:

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  we would not be allowed a deduction for distributions to stockholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

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  we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

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  unless we are entitled to relief under statutory provisions, we could not elect to be subject to tax as a REIT for four taxable years following the year during which we were disqualified.

        In addition, if we fail to qualify as a REIT, all distributions to stockholders would be subject to tax as regular corporate dividends to the extent of our current and accumulated earnings and profits and we would not be required to make distributions to stockholders.

        As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital, and could materially adversely affect the value of our common stock.

Certain property transfers may generate prohibited transaction income, resulting in a penalty tax on gain attributable to the transaction.

        From time to time, we may transfer or otherwise dispose of some of our properties. Under the Internal Revenue Code, any gain resulting from transfers of properties that we hold as inventory or primarily for sale to customers in the ordinary course of business would be treated as income from a prohibited transaction subject to a 100% penalty tax. Since we acquire properties for investment purposes, we do not believe that our occasional transfers or disposals of property are properly treated as prohibited transactions. However, whether property is held for investment purposes is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. The Internal Revenue Service may contend that certain transfers or disposals of properties by us are prohibited transactions. While we believe that the Internal Revenue Service would not prevail in any such dispute, if the Internal Revenue Service were to argue successfully that a transfer or disposition of property constituted a prohibited transaction, then we would be required to pay a 100% penalty tax on any gain allocable to us from the prohibited transaction. In addition, income from a prohibited transaction might adversely affect our ability to satisfy the income tests for qualification as a REIT for federal income tax purposes.

Certain provisions of Maryland law and our charter and bylaws could hinder, delay or prevent a change in control transaction, even if the transaction involves a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests.

        Certain provisions of Maryland law, our charter and our bylaws have the effect of discouraging, delaying or preventing transactions that involve an actual or threatened change in control, even if these transactions involve a premium price for our common stock or our stockholders believe such transaction to be otherwise in their best interests. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws." These provisions include the following:

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  Removal of Directors.    Subject to the rights of one or more classes or series of preferred stock to elect one or more directors, our charter provides that a director may only be removed by the affirmative vote or written consent of the holders of at least two-thirds of the outstanding shares or by a unanimous vote of all other members of the board of directors.

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  Stockholder Requested Special Meetings.    Our bylaws only permit our stockholders to call a special meeting upon the written request of the stockholders holding, in the aggregate, not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

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  Advance Notice Provisions for Stockholder Nominations and Proposals.    Our bylaws do not permit stockholders to nominate persons for election as directors at, or to bring other business before, any meeting of stockholders unless we are notified in a timely manner, in writing, prior to the meeting.

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  Preferred Stock.    Under our charter, our board of directors has authority to issue preferred stock from time to time in one or more series and to establish the terms, preferences and rights of any such series of preferred stock, all without the approval of our stockholders.

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  Duties of Directors with Respect to Unsolicited Takeovers.    Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland Business Combination Act or the Maryland Control Share Acquisition Act, or (c) act or fail to act solely because of the effect that the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, an act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

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  Unsolicited Takeovers.    Under Maryland law, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until the director's successor is elected and qualified.

    An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

    If we made an election to be subject to such statutory provisions and our board of directors was divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

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  Maryland Business Combination Act.    The Maryland Business Combination Act provides that, unless exempted, a Maryland corporation may not engage in business combinations, including mergers, dispositions of 10% or more of its assets, issuances of shares of stock and other specified transactions, with an "interested stockholder" or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder became an interested stockholder, and thereafter unless specified criteria are met. An interested stockholder is generally a person owning or controlling, directly or indirectly, 10% or more of the voting power of the outstanding stock of a Maryland corporation. Unless our board of directors takes action to exempt us, generally or with respect to certain transactions, from this statute in the future, the Maryland Business Combination Act will be applicable to business combinations between us and other persons. In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. Our charter requires that, except in some circumstances, "business combinations" between us and a "related person," including a beneficial holder of 10% or more of our outstanding voting stock, be approved by the affirmative vote of at least 90% of our outstanding voting shares.

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  Maryland Control Share Acquisition Act.    Maryland law provides that "control shares" of a corporation acquired in a "control share acquisition" shall have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. "Control shares" means shares of stock that, if aggregated with all other shares of stock previously acquired by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of the voting power: one-tenth or more but less than one-third, one-third or more but less than a majority, or a majority or more of all voting power. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

    If voting rights or control shares acquired in a control share acquisition are not approved at a stockholder's meeting, then subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholder's meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. If any of our shares are control shares acquired in a control share acquisition, they will be subject to the Maryland Control Share Acquisition Act unless our bylaws are amended in the future to exempt the acquisition of control shares generally or with respect to certain transactions.

To maintain our REIT status, we may be forced to borrow funds on a short-term basis during unfavorable market conditions.

        To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year, determined by excluding any net capital gain, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In order to maintain our REIT status and avoid the payment of income and excise taxes, we may need to borrow funds on a short-term basis to meet the REIT distribution requirements even if the then-prevailing market conditions are not favorable for these borrowings. These short-term borrowing needs could result from differences in timing between the actual receipt of cash and inclusion of income for federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments.

Our charter contains ownership limits with respect to our common stock and other classes of capital stock.

        Our charter, subject to certain exceptions, contains restrictions on the ownership and transfer of our common stock and preferred stock that are intended to assist us in preserving our qualification as a REIT. Under our charter, subject to certain exceptions, no person or entity may own, actually or constructively, more than 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of our common stock or our preferred stock.

        Additionally, our charter has a 9.9% ownership limitation on the company's voting shares, which may include common stock or other classes of capital stock. Our board of directors, in its sole discretion, may exempt a proposed transferee from either ownership limit. The ownership limits may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders. See "Description of Capital Stock."

As a result of the acquisition of SEUSA, HCP Life Science REIT may have inherited tax liabilities and attributes from SEUSA.

        We acquired the stock of SEUSA through HCP Life Science REIT. HCP Life Science REIT is a subsidiary of ours that will elect to be treated as a REIT commencing with its initial taxable year ending December 31, 2007.

        HCP Life Science REIT succeeded to the tax attributes, including tax basis, and earnings and profits, if any, of SEUSA. To qualify as a REIT, HCP Life Science REIT must have distributed such non-REIT earnings and profits by the close of its 2007 taxable year. While we expect HCP Life Science REIT to have satisfied this distribution requirement, any adjustments to SEUSA's income for taxable years ending on or before the acquisition, including as a result of an examination of SEUSA's tax returns by the Internal Revenue Service, could affect the calculation of SEUSA's earnings and profits. If the Internal Revenue Service were to determine that HCP Life Science REIT acquired non-REIT earnings and profits from SEUSA that it failed to distribute prior to the end of its 2007 taxable year, HCP Life Science REIT could nonetheless avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, HCP Life Science REIT generally would be required to distribute any such earnings and profits to its stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the Internal Revenue Service. Such a distribution would be in addition to the distribution of REIT taxable income necessary to satisfy the REIT distribution requirement and may require us or HCP Life Science REIT to borrow funds to make the distribution even if the then-prevailing market conditions are not favorable for borrowings. In addition, payment of the interest charge could materially adversely affect our cash flow.

        Additionally, if HCP Life Science REIT recognizes gain on the disposition of any properties formerly owned by SEUSA during the ten-year period beginning on the date on which it acquired the SEUSA stock, it will be required to pay tax at the highest regular corporate tax rate on such gain to the extent of the excess of (a) the fair market value of the asset over (b) its adjusted basis in the asset, in each case determined as of the date on which it acquired the SEUSA stock. Any taxes paid by HCP Life Science REIT would reduce the amount available for distribution by HCP Life Science REIT to us.

As a result of the CRP merger and the CRC merger, we may have inherited tax liabilities and attributes from CRP and CRC.

        Prior to the CRP merger, CRP was organized as a REIT for federal income tax purposes. If CRP failed to qualify as a REIT for any of its taxable years, it would be required to pay federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless statutory relief provisions apply, CRP would have been disqualified from treatment as a REIT for the four taxable years following the year during which it lost qualification. Because the CRP merger was treated for income tax purposes as if CRP sold all of its assets in a taxable transaction to us, if CRP did not qualify as a REIT for the taxable year of the merger, it would be subject to tax in respect of the built-in gain in all of its assets. "Built-in gain" generally means the excess of the fair market value of an asset over its adjusted tax basis. As successor-in-interest to CRP, we would be required to pay these taxes. After the merger, the nature of the assets that we acquired from CRP and the income we derive from those assets may have an effect on our tax status as a REIT.

        In connection with the CRP merger, CRP's REIT counsel rendered an opinion to us, dated as of the closing date of the merger, to the effect that CRP qualified as a REIT under the Internal Revenue Code for the taxable years ending December 31, 1999 generally through December 31, 2005, CRP was organized in conformity with the requirements for qualification as a REIT, and CRP's method of operation had enabled CRP to satisfy the requirements for qualification as a REIT under the Internal Revenue Code for the taxable years ending on or prior to the closing date of the merger. This opinion was based on various assumptions and representations as to factual matters, including representations made by CRP in a factual certificate provided by one of its officers, as well as other oral and written statements of officers and other representatives of CRP and others as to the existence and consequence of certain factual and other matters.

        As a result of the CRC merger, we succeeded to the assets and the liabilities of CRC, including any liabilities for unpaid taxes and any tax liabilities created in connection with the CRC merger. At the closing of the CRC merger, we received an opinion of CRC's counsel, and CRC and its stockholders received an opinion of their counsel, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, for federal income tax purposes the CRC merger qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. To the extent that the CRC merger so qualified, no gain or loss was recognized by CRC or us in the CRC merger. If the CRC merger did not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the CRC merger would have been treated as a sale of CRC's assets to HCP in a taxable transaction, and CRC would have recognized taxable gain. In such a case, as CRC's successor-in-interest, we would be required to pay the tax on any such gain.

        Assuming that the CRC merger qualified as a reorganization under the Internal Revenue Code, we succeeded to the tax attributes and earnings and profits of CRC. To qualify as a REIT, we must have distributed such earnings and profits by the close of the taxable year in which the CRC merger occurred. Any adjustments of CRC's income for taxable years ending on or before the CRC merger, including as a result of an examination of CRC's tax returns by the Internal Revenue Service, could affect the calculation of CRC's earnings and profits. If the Internal Revenue Service were to determine that we acquired earnings and profits from CRC that we failed to distribute prior to the end of the taxable year in which the CRC merger occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures described above.

        The opinions of counsel delivered in connection with the CRP merger and the CRC merger represent the best legal judgment of counsel and are not binding on the Internal Revenue Service or the courts. There can be no assurance that the Internal Revenue Service will agree with the conclusions in the above-described opinions.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may inspect information that we file with The New York Stock Exchange, as well as our SEC filings, at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (other than any portions of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934 in accordance with the Securities Exchange Act of 1934 and applicable SEC rules):

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  our Current Report on Form 8-K filed on January 5, 2007, our two Current Reports on Form 8-K filed on January 9, 2007, each of our Current Reports on Form 8-K filed on January 19, 2007, January 22, 2007, February 1, 2007, February 9, 2007, June 6, 2007, August 1, 2007, August 6, 2007 (as amended on September 24, 2007), September 10, 2007, two Current Reports on Form 8-K filed on September 20, 2007 and each of our Current Reports on Form 8-K filed on October 5, 2007, October 15, 2007 and December 21, 2007;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007;

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

  •
  our Proxy Statement filed on April 11, 2007; and

  •
  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001 and June 30, 2004.

        We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the offering of the securities described in this prospectus (other than any portions of any such documents that are not deemed "filed" under the Securities Exchange Act of 1934 in accordance with the Securities Exchange Act of 1934 and applicable SEC rules). These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including amendments thereto, as well as Proxy Statements. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference the exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from:

Legal Department
HCP, Inc.
3760 Kilroy Airport Way, Suite 300
Long Beach, California 90806
(562) 733-5100
legaldept@hcpi.com

CAUTIONARY LANGUAGE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus and the information incorporated by reference in this prospectus or any prospectus supplement that are not historical factual statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this section for purposes of complying with these safe harbor provisions. The statements include, among other things, statements regarding the intent, belief or expectations of us and our officers and can be identified by the use of terminology such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "should" and other comparable and derivative terms or the negatives thereof. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Actual results may differ materially from the expectations contained in the forward-looking statements as a result of various factors. In addition to the factors set forth in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as supplemented by the factors set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, you should consider the following:

  •
  legislative, regulatory, or other changes in the healthcare industry at the local, state or federal level which increase the costs of, or otherwise affect the operations of, our tenants and borrowers;

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  changes in the reimbursement available to our tenants and borrowers by governmental or private payors, including changes in Medicare and Medicaid payment levels and the availability and cost of third party insurance coverage;

  •
  competition for tenants and borrowers, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

  •
  availability of suitable healthcare facilities to acquire at favorable prices and the competition for such acquisition and financing of healthcare facilities;

  •
  the ability of our tenants and borrowers to operate our properties in a manner sufficient to maintain or increase revenues and to generate sufficient income to make rent and loan payments;

  •
  the financial weakness of some operators, including potential bankruptcies, which results in uncertainties regarding our ability to continue to realize the full benefit of such operators' leases;

  •
  changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital;

  •
  the risk that we will not be able to sell or lease facilities that are currently vacant or at competitive rates;

  •
  the potential costs of State of California Senate Bill 1953 compliance with respect to our hospital in Tarzana, California;

  •
  the financial, legal and regulatory difficulties of significant operators of our properties, including Sunrise Senior Living, Inc.;

  •
  the risk that we may not be able to integrate acquired businesses successfully or achieve the operating efficiencies and other benefits of acquisitions within expected time-frames or at all, or within expected cost projections; and

  •
  the potential impact of existing and future litigation matters.

        Except as required by law, we undertake no, and hereby disclaim any, obligation to update any forward-looking statements, whether as a result of new information, changed circumstances or otherwise. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus or incorporated by reference in this prospectus may not occur.

THE COMPANY

        We invest primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation and were organized to qualify as a real estate investment trust, or REIT, in 1985. We are headquartered in Long Beach, California, with operations in Nashville, Tennessee, Chicago, Illinois and San Francisco, California. As of September 30, 2007, our portfolio of properties, excluding assets held for sale but including assets held through joint ventures and mortgage loans, included interests in 753 properties and consisted of 271 senior housing facilities, 265 medical office buildings, 99 life science facilities, 41 hospitals, 65 skilled nursing facilities and 12 other healthcare facilities. We acquire healthcare facilities and lease them to healthcare providers and provide mortgage financing secured by healthcare facilities. Our portfolio includes:

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  senior housing, including independent living facilities, assisted living facilities, and continuing care retirement communities;

  •
  medical office buildings;

  •
  life science facilities, including laboratories and office buildings;

  •
  hospitals;

  •
  skilled nursing facilities; and

  •
  other healthcare facilities, including physician group practice clinics and health and wellness centers.

        Our executive offices are located at 3760 Kilroy Airport Way, Suite 300, Long Beach, California 90806, and our telephone number is (562) 733-5100.

USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of shares of common stock pursuant to this prospectus; however, we will acquire units representing non-managing membership interests in HCP DR MCD, LLC in exchange for shares of our common stock issued to an exchanging non-managing member.

DESCRIPTION OF CAPITAL STOCK

GENERAL

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description of the terms of our capital stock is only a summary. For a complete description, you are referred to the Maryland General Corporation Law and to our charter and bylaws, as amended and restated. We have filed copies of our charter and bylaws as exhibits to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007 and our Current Report on Form 8-K filed September 25, 2006, respectively. We filed Amendment No. 1 to Fourth Amended and Restated Bylaws as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2007.

DESCRIPTION OF COMMON STOCK

        As of September 30, 2007, there were 207.3 million shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on our liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our common stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Our charter contains restrictions on the ownership and transfer of our common stock. See "Transfer Restrictions, Redemption and Business Combination Provisions."

        All issued and outstanding shares of common stock are, and the common stock offered under this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights. Our common stock is listed on the New York Stock Exchange under the symbol "HCP."

        The transfer agent and registrar of our common stock is The Bank of New York Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

        Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of preferred stock of HCP, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by our board. As of September 30, 2007, we had outstanding 4,000,000 shares of 7.25% Series E Cumulative Redeemable Preferred Stock and 7,820,000 shares of 7.10% Series F Cumulative Redeemable Preferred Stock. The material terms of our series E preferred stock and series F preferred stock are described below.

Series E Preferred Stock

        Voting Rights.    Holders of the series E preferred stock generally do not have any voting rights, except in limited circumstances.

        The consent of the holders of series E preferred stock is not required for the taking of any corporate action, including any merger or consolidation involving HCP or a sale of all or substantially all of the assets of HCP, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the series E preferred stock, except as expressly set forth in the provisions of our charter which relate to the series E preferred stock.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCP, the series E preferred stock ranks:

  •
  senior to the common stock of HCP, and to all equity securities issued by HCP ranking junior to the series E preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP;

  •
  on a parity with the Series F preferred stock and all other equity securities issued by HCP the terms of which specifically provide that such equity securities rank on a parity with the series E preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP; and

  •
  junior to all equity securities issued by HCP the terms of which specifically provide that such equity securities rank senior to the series E preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP. See "—Voting Rights" above.

        The term "equity securities" does not include convertible debt securities, which rank senior to the series E preferred stock prior to conversion.

        Dividends.    Holders of shares of the series E preferred stock are entitled to receive, when, as, and if declared by our board out of funds of HCP legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 7.25% of the liquidation preference (equivalent to $1.8125 per annum per share).

        Dividends on the series E preferred stock are cumulative from the date of original issue and are payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day.

        No dividends may be declared by our board or paid or set apart for payment on the series E preferred stock if the terms of any agreement of HCP, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the series E preferred stock accrue, however, whether or not HCP has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the series E preferred stock do not bear interest and holders of the series E preferred stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the series E preferred stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the series E preferred stock, other than a dividend in shares of any class of stock ranking junior to the series E preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the series E preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full, or full payment is not so set apart, upon the series E preferred stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the series E preferred stock, including the series F preferred stock, all dividends declared upon the series E preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with the series E preferred stock are declared pro rata so that the amount of dividends declared per share of series E preferred stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the series E preferred stock and such other class or series of preferred stock, which cannot include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the series E preferred stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of our common stock or other shares of capital stock ranking junior to the series E preferred stock as to dividends and upon liquidation:

  •
  no dividends may be declared or paid or set aside for payment upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series E preferred stock as to dividends or upon liquidation;

  •
  no other distribution may be declared or made upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series E preferred stock as to dividends or upon liquidation;

  •
  no shares of our common stock, or any other shares of capital stock of HCP ranking junior to or on a parity with the series E preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by HCP, except by conversion into or exchange for other capital stock of HCP ranking junior to the series E preferred stock as to dividends and upon liquidation or for the purpose of preserving HCP's qualification as a REIT, or pursuant to comparable provisions in our charter with respect to other classes or series of capital stock of HCP. See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

        Liquidation Preferences.    Upon any liquidation, dissolution or winding up of the affairs of HCP, the holders of series E preferred stock are entitled to be paid out of the assets of HCP legally available for distribution to its stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of capital stock of HCP that ranks junior to the series E preferred stock as to liquidation rights.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of HCP or otherwise is permitted under the Maryland General Corporation Law, no effect is given to amounts that would be needed if HCP would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of HCP whose preferential rights upon distribution are superior to those receiving the distribution.

        Maturity; Redemption.    The series E preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and is not convertible into or exchangeable for any other securities of HCP. The series E preferred stock is not redeemable prior to September 15, 2008. HCP is entitled, however, to purchase shares of the series E preferred stock in order to preserve its status as a REIT for federal or state income tax purposes at any time. Following September 15, 2008, HCP may, at its option, redeem the series E preferred stock, in whole or in part, at any time or from time to time, at $25 per share, plus accrued and unpaid dividends to the redemption date.

        Restrictions on Ownership and Transfer.    See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

Series F Preferred Stock

        Voting Rights.    Holders of the series F preferred stock generally do not have any voting rights, except in limited circumstances.

        The consent of the holders of series F preferred stock is not required for the taking of any corporate action, including any merger or consolidation involving HCP or a sale of all or substantially all of the assets of HCP, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the series F preferred stock, except as expressly set forth in the provisions of our charter which relate to the series F preferred stock.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCP, the series F preferred stock ranks:

  •
  senior to the common stock of HCP, and to all equity securities issued by HCP ranking junior to the series F preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP;

  •
  on a parity with the series E preferred stock and all other equity securities issued by HCP the terms of which specifically provide that such equity securities rank on a parity with the series F preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP; and

  •
  junior to all equity securities issued by HCP the terms of which specifically provide that such equity securities rank senior to the series F preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCP. See "—Voting Rights" above.

        The term "equity securities" does not include convertible debt securities, which rank senior to the series F preferred stock prior to conversion.

        Dividends.    Holders of shares of the series F preferred stock are entitled to receive, when, as, and if declared by our board out of funds of HCP legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 7.10% of the liquidation preference (equivalent to $1.775 per annum per share).

        Dividends on the series F preferred stock are cumulative from the date of original issue and are payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day.

        No dividends may be declared by our board or paid or set apart for payment on the series F preferred stock if the terms of any agreement of HCP, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the series F preferred stock accrue, however, whether or not HCP has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the series F preferred stock do not bear interest and holders of the series F preferred stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the series F preferred stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the series F preferred stock, other than a dividend in shares of any class of stock ranking junior to the series F preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the series F preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full, or full payment is not so set apart, upon the series F preferred stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the series F preferred stock, including the series E preferred stock, all dividends declared upon the series F preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with the series F preferred stock are declared pro rata so that the amount of dividends declared per share of series F preferred stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the series F preferred stock and such other class or series of preferred stock, which cannot include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the series F preferred stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of our common stock or other shares of capital stock ranking junior to the series F preferred stock as to dividends and upon liquidation:

  •
  no dividends may be declared or paid or set aside for payment upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series F preferred stock as to dividends or upon liquidation;

  •
  no other distribution may be declared or made upon our common stock, or any other capital stock of HCP ranking junior to or on a parity with the series F preferred stock as to dividends or upon liquidation;

  •
  no shares of our common stock, or any other shares of capital stock of HCP ranking junior to or on a parity with the series F preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by HCP, except by conversion into or exchange for other capital stock of HCP ranking junior to the series F preferred stock as to dividends and upon liquidation or for the purpose of preserving HCP's qualification as a REIT, or pursuant to comparable provisions in our charter with respect to other classes or series of capital stock of HCP. See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

        Liquidation Preferences.    Upon any liquidation, dissolution or winding up of the affairs of HCP, the holders of series F preferred stock are entitled to be paid out of the assets of HCP legally available for distribution to its stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of capital stock of HCP that ranks junior to the series F preferred stock as to liquidation rights.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of HCP or otherwise is permitted under the Maryland General Corporation Law, no effect is given to amounts that would be needed if HCP would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of HCP whose preferential rights upon distribution are superior to those receiving the distribution.

        Maturity; Redemption.    The series F preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and is not convertible into or exchangeable for any other securities of HCP. The series F preferred stock is not redeemable prior to December 3, 2008. HCP is entitled, however, to purchase shares of the series F preferred stock in order to preserve its status as a

REIT for federal or state income tax purposes at any time. Following December 3, 2008, HCP may, at its option, redeem the series F preferred stock, in whole or in part, at any time or from time to time, at $25 per share, plus accrued and unpaid dividends to the redemption date.

        Restrictions on Ownership and Transfer.    See "Restrictions on Ownership and Transfer Relating to Preferred Stock."

TRANSFER RESTRICTIONS, REDEMPTION AND BUSINESS COMBINATION PROVISIONS

        Among other requirements, in order for us to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our capital stock, actually or constructively owns 10% or more of one of our tenants (or a tenant of any partnership or limited liability company in which we are a partner or member), the rent received by us (either directly or through the partnership or limited liability company) from the tenant will not be qualifying income for purposes of the gross income tests for REITs contained in the Internal Revenue Code. A REIT's stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.

        Our charter contains restrictions on the ownership and transfer of our common stock which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number of shares or value, whichever is more restrictive) of the outstanding shares of common stock. We refer to the limits described in this paragraph as the "ownership limits."

        The constructive ownership rules under the Internal Revenue Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of our outstanding common stock and thereby subject the common stock to the applicable ownership limit.

        Our board of directors may, but in no event will be required to, waive the ownership limit with respect to a particular stockholder if it:

  •
  determines that such ownership will not jeopardize our status as a REIT; and

  •
  our board of directors otherwise decides such action would be in our best interest.

        As a condition of such waiver, the board of directors may require an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.

        These charter provisions further prohibit:

  •
  any person from beneficially or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

  •
  any person from transferring shares of our common stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of common stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.

        Pursuant to our charter, if any purported transfer of common stock or any other event would otherwise result in any person violating the ownership limits or such other limit as permitted by our board of directors, then any such purported transfer will be void and of no force or effect as to that number of shares in excess of the applicable ownership limit. The shares proposed to be transferred will be deemed to have been transferred to, and held by, a trustee of a trust for the exclusive benefit of a charitable organization selected by us. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust.

        The trustee shall sell the shares to us or to another person designated by the trustee whose ownership of the shares will not violate the ownership limit.

        The trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust:

  •
  sell the excess shares to a person or entity who could own the shares without violating the ownership limits or as otherwise permitted by our board of directors; and

  •
  distribute to the prohibited transferee or owner, as applicable, an amount equal to the lesser of (1) the price paid by the prohibited transferee or owner for the excess shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the New York Stock Exchange on the trading day immediately preceding the relevant date) and (2) the sales proceeds received by the trustee for the excess shares.

        The trustee shall be designated by us and shall be unaffiliated with us and any prohibited transferee or owner. Prior to the sale of any excess shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

        Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee shall have the authority, at the trustee's sole discretion:

  •
  to rescind as void any vote cast by a prohibited transferee or owner, as applicable, prior to our discovery that the shares have been transferred to the trust; and

  •
  to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote. Any dividend or other distribution paid to the prohibited transferee or owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by the board of directors, then our charter provides that the transfer of the excess shares will be void.

        All certificates representing shares of our common stock bear a legend referring to the restrictions described above.

        In addition, if our board of directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

  •
  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board of directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

  •
  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board of directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board of directors fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board of directors in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

        Our charter requires that, except in certain circumstances, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock, or a related person, must be approved by the affirmative vote of at least 90% of our outstanding voting shares.

        A business combination is defined in our charter as:

  •
  our merger or consolidation with or into a related person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any substantial part (as defined below) of our assets (including, without limitation, any voting securities of a subsidiary) to a related person;

  •
  any merger or consolidation of a related person with or into us;

  •
  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to us;

  •
  the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) to a related person; and

  •
  any agreement, contract or other arrangement providing for any of the transactions described in the definition of business combination.

        The term "substantial part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions of our charter and certain other matters may not be amended without the affirmative vote of at least two-thirds of our outstanding voting shares.

        Certain provisions of Maryland law, our charter and our bylaws, including the foregoing provisions, may have the effect of discouraging unilateral tender offers or other takeover proposals which certain stockholders might deem to be in their interests or in which they might receive a substantial premium. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws." Our board of directors' authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "Description of Preferred Stock." The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. However, our board of directors believes that inclusion of the business combination provisions in our charter may help assure fair treatment of stockholders and preserve our assets.

RESTRICTIONS ON OWNERSHIP AND TRANSFER RELATING TO PREFERRED STOCK

        Our charter contains restrictions on the ownership and transfer of preferred stock which are intended to assist HCP in complying with the requirements to maintain its status as a REIT. Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value, whichever is more restrictive) of the outstanding shares of series E preferred stock or series F preferred stock. Our board of directors may, but in no event is required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize HCP's status as a REIT and our board of directors otherwise decides such action would be in the best interest of HCP. The mechanics for the ownership limits on our preferred stock are similar to the mechanics related to our common stock, as described in "Transfer Restrictions, Redemption and Business Combination Provisions" above.

OPERATING AGREEMENT

        The following summarizes the material provisions of the operating agreement, as amended and restated, of HCP DR MCD, LLC. The summary is qualified in its entirety by reference to the operating agreement, as amended and restated, of HCP DR MCD, LLC.

Management

        HCP DR MCD, LLC is organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Limited Liability Company Agreement of HCP DR MCD, LLC, as the same has been amended to date. Our company is the sole managing member of HCP DR MCD, LLC. Generally, pursuant to the operating agreement, we have exclusive and complete responsibility and discretion in the management and control of HCP DR MCD, LLC, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings, and refinancings, and to manage and operate its properties. We may not be removed as the managing member of HCP DR MCD, LLC, with or without cause, unless we consent to being removed. Non-managing members of HCP DR MCD, LLC have no authority to transact business for HCP DR MCD, LLC or participate in its management activities, except in limited circumstances described below and as required by any non-waivable provision of applicable law.

        As the managing member, we may not take any action in contravention of the operating agreement, including:

  •
  taking any action that would make it impossible to carry out the ordinary business of HCP DR MCD, LLC;

  •
  possessing or assigning any rights in specific property owned by HCP DR MCD, LLC, other than for an HCP DR MCD, LLC purpose;

  •
  taking any action that would cause a non-managing member to be subject to liability as a managing member, except those acts permitted by the operating agreement and by law; or

  •
  entering into any agreement that would have the effect of restricting a member of HCP DR MCD, LLC from exercising its right to exchange its units as provided in the operating agreement and discussed below under "Exchange Rights," unless such member gives its prior written consent to such action, or the effect of restricting HCP DR MCD, LLC or us from satisfying our obligations under this agreement to effect such an exchange.

        The consent of the holders of a majority of the outstanding non-managing member units is required before we will be permitted to take the following extraordinary actions involving HCP DR MCD, LLC:

  •
  the amendment, modification or termination of the operating agreement other than to reflect the permitted admission, substitution, termination or withdrawal of members or in connection with a permitted dissolution or termination of HCP DR MCD, LLC;

  •
  approving or acquiescing to the transfer of all or a portion of the membership interest held by us, other than a transfer to HCP DR MCD, LLC;

  •
  acquiring real properties directly related to contributed property or in connection with a tax-free disposition of contributed property;

  •
  making a general assignment for the benefit of HCP DR MCD, LLC's creditors, permitting the appointment of a custodian for any part of assets of HCP DR MCD, LLC, or instituting any proceeding for bankruptcy on behalf of HCP DR MCD, LLC; or

  •
  incurring prohibited indebtedness.

        In addition to the above restrictions, we, as the managing member, may not amend the operating agreement or take actions without the consent of any non-managing member who would be adversely affected if such amendments or actions would:

  •
  convert a non-managing member's interest in HCP DR MCD, LLC into a managing member interest;

  •
  modify the limited liability of a non-managing member;

  •
  alter the rights of a member to receive distributions or the allocation of income and loss to a member; or

  •
  alter the right of a member to exchange its non-managing member units for our common stock.

        As managing member, we may, however, amend the operating agreement without non-managing member consent:

  •
  to reflect the issuance of additional membership interests in exchange for capital contributions of cash or property, or the admission, substitution, termination or withdrawal of members as permitted by the operating agreement;

  •
  to reflect inconsequential changes that do not adversely affect the non-managing members, cure ambiguities and make other changes not inconsistent with law or the provisions of the operating agreement;

  •
  to satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

  •
  to reflect changes that are reasonably necessary for us to maintain our status as a REIT;

  •
  to modify the manner in which capital accounts are computed; or

  •
  to add to our obligations or surrender any right or power granted to us for the benefit of the non-managing members.

        Until such time as the initial non-managing members of HCP DR MCD, LLC have disposed, in taxable transactions, of 70% of the non-managing member units issued to them in exchange for their contribution of property to HCP DR MCD, LLC, HCP DR MCD, LLC will be required to pay to the non-managing members a make whole payment in an amount equal to the aggregate federal, state and local income taxes imposed on certain income and gains recognized by the non-managing member as a result of the event, if we do any of the following without the consent of the holders of a majority of the non-managing member units held by non-managing members:

  •
  cause HCP DR MCD, LLC to merge with another entity or sell all or substantially all of HCP DR MCD, LLC's assets prior to February 9, 2019; or

  •
  sell certain of HCP DR MCD, LLC's real properties prior to February 9, 2019; or

        prior to February 9, 2019:

  •
  fail to keep in place certain indebtedness, unless such indebtedness is replaced or refinanced with other debt satisfying certain requirements; or

  •
  fail to provide certain non-managing members the opportunity to execute a guarantee for such replacement debt.

Transferability of Interests

        The operating agreement provides that a non-managing member may transfer its units only after first offering those units to us and otherwise obtaining our consent, except that a non-managing member may, without obtaining our consent, pledge its units as security for the repayment of debt and transfer such units to the lender upon the foreclosure of such debt if such transfer would not otherwise violate the terms of the operating agreement. A non-managing member may also, without our consent, transfer its units in HCP DR MCD, LLC to a partner in such non-managing member in liquidation of that partner's interest in such non-managing member, to a family member of such non-managing member or to an organization described in Sections 170(b)(1)(A), 170(b)(c)(2) or 501(c)(3) of the Internal Revenue Code. The operating agreement further imposes the following restrictions on the transfer of the non-managing member units:

  •
  the person to whom any non-managing member units are transferred must assume all of the obligations of the transferor under the operating agreement;

  •
  we will have the right to receive an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations;

  •
  we may prohibit any transfer otherwise permitted under the operating agreement if such transfer would require the filing of a registration statement under the Securities Act by HCP DR MCD, LLC or would otherwise violate any applicable federal or state securities laws or regulations;

  •
  no transfer may be made to any person without our consent if, in the opinion of legal counsel to HCP DR MCD, LLC, such transfer could result in HCP DR MCD, LLC being treated as an association taxable as a corporation or for state income or franchise tax purposes, or such transfer could adversely affect our ability to qualify as a REIT or subject us to additional taxes under Sections 857 or 4981 of the Internal Revenue Code;

  •
  no transfer may be made if such transfer is effected through an "established securities market" or a "secondary market" within the meaning of Section 7704 of the Internal Revenue Code;

  •
  no transfer may be made to a lender of HCP DR MCD, LLC or any person related to such a lender whose loan constitutes "nonrecourse liability" within the meaning of the Internal Revenue Code, without our consent as managing member;

  •
  transfers may be made only as of the first day of a fiscal quarter of HCP DR MCD, LLC, unless we otherwise consent; and

  •
  no transfer may be made (1) to any person or entity who lacks the legal right, power or capacity to own a membership interest; (2) in violation of applicable law; (3) if such transfer would, in the opinion of legal counsel to HCP DR MCD, LLC, cause an increased tax liability to any other member as a result of the termination of HCP DR MCD, LLC; (4) if such transfer would cause HCP DR MCD, LLC to become a reporting company under the Exchange Act; (5) if such transfer would cause HCP DR MCD, LLC to cease to be classified as a partnership or to be classified as a publicly traded partnership or treated as a corporation; or (6) if such transfer would cause HCP DR MCD, LLC to lose material tax benefits or become subject to regulations not currently applicable to it.

Capital Contributions

        The operating agreement provides that if HCP DR MCD, LLC requires additional funds for its operation, we may fund those investments by making a capital contribution to HCP DR MCD, LLC. If we fund a capital contribution, we have the right to receive additional managing member units. In the event we receive additional managing member units in return for additional capital contributions, our membership interest in HCP DR MCD, LLC will be increased. Non-managing members of HCP DR MCD, LLC do not have the right to make additional capital contributions to HCP DR MCD, LLC unless permitted to do so by us in our discretion. Accordingly, the membership interest of non-managing members in HCP DR MCD, LLC will be diluted to the extent we receive an additional membership interest.

Tax Matters

        Pursuant to the operating agreement, we are the tax matters partner of HCP DR MCD, LLC. The tax matters partner serves as HCP DR MCD, LLC's representative in most tax matters. For example, as the tax matters partner, we have the authority to file tax returns and make elections for HCP DR MCD, LLC, conduct audits, file refund claims on behalf of HCP DR MCD, LLC and settle adjustments. In addition, as the tax matters partner, we will receive notices and other information from the Internal Revenue Service. The designation of HCP as the tax matters partner of HCP DR MCD, LLC is not directly relevant to our tax status as a REIT.

Operations

        The sole purposes of HCP DR MCD, LLC are to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation, or otherwise dispose of the real properties contributed to it, and any other properties acquired by it, and to invest and ultimately distribute funds obtained from owning, operating or disposing of such properties. The operating agreement provides, however, that we, as managing member, may operate HCP DR MCD, LLC in a manner that will enable us to satisfy the requirements for being classified as a REIT and avoid any federal income tax liability. Under the operating agreement, HCP DR MCD, LLC assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its operation.

Distributions

        Holders of non-managing member units are entitled to receive cumulative preferential distributions from the date of issuance of those non-managing member units, payable on a quarterly basis. The right of holders of non-managing member units to receive cumulative preferential distributions means that, unless and until each of those quarterly distributions are paid in full, HCP DR MCD, LLC cannot make any distributions to us. These preferred distributions are an amount per unit equal to the amount payable with respect to each share of our common stock for the corresponding quarter (subject to adjustment in the event we pay a dividend or distribution on our common stock in shares of our common stock, split or subdivide our common stock or effect a reverse stock split or other combination of our common stock into a smaller number of shares). Following the payment of the preferred distribution to holders of the non-managing member units, HCP DR MCD, LLC is required to distribute the remaining cash available for distribution to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR MCD, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding. Following the above payment to us, HCP DR MCD, LLC is required, to the extent there is cash available and subject to certain adjustments, to distribute a second-tier distribution to non-managing members equal to $0.085 per outstanding unit. To the extent there is cash available following the second-tier distribution to the non-managing members, HCP DR MCD, LLC is required to distribute to us an amount such that the aggregate distributions of cash shall have been made to all members to equal each member's pro rata interest in HCP DR MCD, LLC. Thereafter, the managing member, in its sole discretion, may cause the remaining cash available for distribution is distributed to the unitholders in proportion to their Sharing Percentages. The "Sharing Percentage" of a holder of non-managing member units is determined by multiplying 1% by a fraction, the numerator of which is the number of non-managing member units then outstanding and the denominator of which is the number of non-managing member units issued to the initial non-managing members, and multiplying the result by a fraction, the numerator of which is the number of non-managing member units held by such unitholder, and the denominator of which is the total number of non-managing member units then outstanding. Our "Sharing Percentage," as the managing member of HCP DR MCD, LLC is equal to 100% minus the aggregate Sharing Percentage of the holders of non-managing member units.

        In the event of a taxable disposition of some of HCP DR MCD, LLC's real property, we may elect to distribute all or a portion of the net proceeds of the taxable disposition to the members. In this event, we must distribute these proceeds as follows:

  •
  first, to holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

  •
  second, to us until all distributions of cash, including prior distributions, have been made to the members of HCP DR MCD, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding;

  •
  third, to the holders of managing member units and non-managing member units in proportion to the number of managing member units and non-managing member units held by them in redemption of those units, as discussed below, until all non-managing member units have been redeemed; and

  •
  finally, the remaining balance to us.

        The distribution of the net proceeds from the taxable disposition of real property will constitute a return of capital to the unitholders of HCP DR MCD, LLC. As such, we will cause HCP DR MCD, LLC to reduce the number of units outstanding at the time of such distributions by causing non-managing member units to be exchanged.

        Upon the refinancing of a property or the incurrence of additional debt, the repayment of which is secured by a property owned by HCP DR MCD, LLC, we may elect to distribute all or a portion of the refinancing or other debt proceeds to the members. In this event, we must distribute such proceeds:

  •
  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them; and

  •
  second, the remaining balance to us.

Allocation of Income and Loss

        The operating net income and net loss of HCP DR MCD, LLC is generally allocated as follows:

  •
  operating net loss for any fiscal year is allocated to the unitholders in accordance with their Sharing Percentages; and

  •
  operating net income for any fiscal year is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any operating net loss previously allocated to such unitholder;

  •
  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be in proportion to and to the extent of the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

  •
  thereafter to each unitholder pro rata to such unitholder's Sharing Percentage.

        In the event HCP DR MCD, LLC sells or otherwise disposes of any of its real properties, however, the net income or net loss attributable to such sale or disposition is generally allocated as follows:

  •
  net loss attributable to the sale or other disposition of real property is allocated to the holders of units in proportion to their Sharing Percentages; and

  •
  net income attributable to the sale or other disposition of real property is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any net loss previously allocated to such unitholder upon the sale or other disposition of a property;

  •
  second, to each unitholder in an amount that will cause the current allocation, together with all previous allocations of operating net income and net income resulting from the disposition of real property, to be in proportion to and to the extent of the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

  •
  thereafter to each unitholder pro rata to such unitholder's Sharing Percentage.

        In the event HCP DR MCD, LLC liquidates, the net income or net loss for that year is generally allocated as follows:

  •
  first, to holders of nonmanaging member units in such amounts as will cause their capital account per unit to be, to the greatest extent possible, equal to the sum of: (a) the holder's preferred return shortfall per unit (if any), (b) the value of our stock (subject to specified adjustments), and (c) their pro rata share of a 1% (subject to adjustment) sharing amount; and

  •
  thereafter to us.

        Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and related Treasury Regulations.

Term

        The operating agreement provides that HCP DR MCD, LLC will continue until dissolved by us in accordance with the provisions of the operating agreement. HCP DR MCD, LLC also will dissolve if:

  •
  we withdraw as the managing member and the non-managing members holding a majority of the non-managing member units then outstanding do not appoint a substitute managing member and elect in writing to continue the business of HCP DR MCD, LLC within 90 days;

  •
  we elect to dissolve it in accordance with the provisions of the operating agreement;

  •
  it sells substantially all of its assets and properties;

  •
  it is dissolved by judicial order;

  •
  we dissolve or become bankrupt, unless within 90 days the non-managing members holding a majority of the outstanding non-managing member units elect in writing to continue the business of HCP DR MCD, LLC and to the appointment of a substitute managing member; or

  •
  all of the non-managing member units held by non-managing members have been exchanged for cash or our common stock.

Indemnification

        The operating agreement provides that, to the fullest extent permitted by law, HCP DR MCD, LLC will indemnify us, our officers and directors and those other persons and entities that we may designate. Our liability to HCP DR MCD, LLC and its members is limited for losses sustained, liabilities incurred or benefits not derived as a result of good faith errors, mistakes of fact or law, or acts or omissions. See "Comparison of HCP DR MCD, LLC and HCP—Management Liability and Indemnification."

Exchange Rights

        The non-managing member units that were originally issued on February 9, 2007 become exchangeable in whole or in part for cash on February 9, 2008. Accordingly, beginning February 9, 2008, each holder of non-managing member units has the right to cause HCP DR MCD, LLC to exchange all or a portion of the non-managing member units held by it for cash. If a non-managing member makes such an election, in lieu of having HCP DR MCD, LLC exchange the tendered units we may, at our option, elect to acquire such units for cash or in exchange for shares of our common stock.

        Upon exchange, the tendering holder will receive either that number of REIT shares (the "REIT Shares") determined by multiplying the number of non-managing member units tendered by an adjustment factor or, at our election, an amount of cash equal to the market value of such number of Exchange Shares. As of the date of this prospectus, the adjustment factor is 1.0; the adjustment factor will be adjusted to account for the economic effect of the payment of any dividends or other distributions on our common stock in shares of common stock, any split or subdivision in our outstanding common stock, and any reverse stock split or other combination of our outstanding common stock into a smaller number of shares. If we elect to deliver cash in lieu of all or any portion of the Exchange Shares, the market value of those shares will be deemed to be the average of the closing trading price of our common stock for the 20 trading days ending on the second trading day immediately prior to the day on which the tendering holder delivers a notice of redemption to us. Non-managing member units that are acquired by us pursuant to the exercise of non-managing member's exchange rights will be held by us as non-managing member units, with the same rights and preferences of non-managing member units held by non-managing members of HCP DR MCD, LLC.

        Our acquisition of the non-managing member units, whether they are acquired for shares of common stock or cash, will be treated as a sale of the non-managing member units to us for United States federal income tax purposes. See "United States Federal Income Tax Considerations—Tax Consequences of the Exercise of Exchange Rights."

        A tendering holder effecting an exchange of all or a portion of the non-managing member units held by him must deliver to us a notice of redemption as required by the operating agreement. In general, a tendering holder shall have the right to receive the REIT Shares or cash, which is payable in connection with the exchange, on the thirtieth day following our receipt of the notice of redemption. All REIT Shares delivered will be issued as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction, other than those provided in our charter, our bylaws, the Securities Act and relevant state securities or blue sky laws. Notwithstanding any delay in delivery, the tendering holder shall be deemed the owner of such shares and vested with all rights of a stockholder as of the date on which the exchange occurs, including the right to vote or consent, and the right to receive dividends. Correspondingly, the tendering holder's right to receive distributions with respect to the tendered non-managing member units will cease as of the date on which the exchange occurs.

        We will not be obligated to effect an exchange of tendered non-managing member units if the issuance of Exchange Shares to the tendering holder would be prohibited under the provisions of our charter, particularly those which are intended to protect our qualification as a REIT. We will not be obligated to effect an exchange of tendered non-managing member units until the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

COMPARISON OF HCP DR MCD, LLC AND HCP

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in non-managing member units of HCP DR MCD, LLC. However, there are also differences between ownership of non-managing member units and ownership of common stock, some of which may be material to investors.

        HCP DR MCD, LLC and HCP are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of non-managing member units for our common stock, the rights of stockholders of HCP will be governed by the Maryland General Corporation Law and by our charter and bylaws.

        The information below highlights the material differences between HCP DR MCD, LLC and us, relating to, among other things, form of organization, management control, voting rights, compensation and fees, investor rights, liquidity and federal income tax considerations. These comparisons are intended to assist holders of non-managing member units in understanding the ways in which their investment will be materially changed if they tender their non-managing member units in exchange for shares of our common stock.

        The following discussion is summary in nature and does not constitute a complete discussion of these matters. The differences between the rights of HCP DR MCD, LLC unitholders and HCP stockholders may be determined in full by reference to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, our charter and bylaws, the operating agreement of HCP DR MCD, LLC, as amended and restated, and the balance of this prospectus and the registration statement of which this prospectus is a part.

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law
Form of Organization and Assets Owned

HCP DR MCD, LLC is a Delaware limited liability company. HCP DR MCD, LLC currently owns two hospital towers, six medical office buildings and three parking garages. All of HCP DR MCD, LLC's assets were contributed to it by HCP and individuals and companies affiliated with Medical City Dallas Limited.
We are a Maryland corporation. We have elected to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 1985, and intend to maintain our qualification as a REIT. As of September 30, 2007, we had gross assets of $13.2 billion. Our qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code relating to, among other things, our actual annual operating results, asset composition, distribution levels, and diversity of stock ownership. See "United States Federal Income Tax Considerations." As of September 30, 2007, our portfolio of 753 properties consisted of:

•       271 senior housing facilities;

•       265 medical office buildings;

• 99 life science facilities;

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law
• 41 hospitals; • 65 skilled nursing facilities; and • 12 other healthcare facilities.
Purpose

HCP DR MCD, LLC's purpose is (i) to acquire, own, manage, operate, repair, renovate, maintain, improve, expand, redevelop, encumber, sell, lease, hold for appreciation or otherwise dispose of the properties owned by it (or ownership in subsidiaries engaged in the foregoing) and any other properties acquired by it, and to invest and ultimately distribute the funds obtained from owning, operating or disposing such properties (or ownership in subsidiaries engaged in the foregoing) and (ii) to do anything necessary or incidental to the foregoing.	Under our charter, we may engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under Maryland law.
Additional Equity
See "Operating Agreement—Capital Contributions."
Our board of directors may, in its discretion, authorize the issuance of additional shares of common stock or preferred stock; provided, that, the total number of shares issued cannot exceed the authorized number of shares of stock set forth in our charter.
Borrowing Policies

The operating agreement provides that HCP DR MCD, LLC is permitted to incur or assume debt, including debt to us or our affiliates, except that the managing member may cause HCP DR MCD, LLC to take any action to avoid a result that, or refrain from taking any action that, in the reasonable and good faith judgment of the managing member, (i) could adversely affect our or our affiliates' ability to continue to qualify as a REIT, (ii) could subject us or our affiliates to any additional taxes under Section 857 or Section 4981 of the Internal Revenue Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over us or our affiliates, our securities or HCP DR MCD, LLC, unless such action (or inaction) shall have been specifically consented to by us in writing.

The operating agreement provides that until February 9, 2019, or until the initial non-managing members have disposed, in taxable transactions, of	We are not restricted under our charter or bylaws from incurring debt.

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law

70% of the non-managing member units issued to them, HCP DR MCD, LLC will be required to pay to each non-managing member a make whole payment in an amount equal to the aggregate federal, state and local income taxes imposed on certain income and gains recognized by the non-managing member as a result of the event, if HCP DR MCD, LLC does any of the following without the consent of the holders of a majority of the non-managing member units held by non-managing members:

•       fails to keep in place a managing member loan
        for which a guarantee has been delivered by an
        initial non-managing member, unless the
        managing member loan is replaced or
        refinanced with other debt satisfying certain
        requirements; or

•       fails to continue to provide the opportunity to
        each initial non-managing member who
        delivered a guarantee with respect to a
        managing member loan, to execute a guarantee
        for such loan or for any debt replacing such
        loan in an amount up to the applicable
        managing member loan. See "Operating
Agreement—Management."
Management Control

All management powers over the business and affairs of HCP DR MCD, LLC are vested in us as the managing member. No non-managing member has any right to participate in or exercise control or management power over the business and affairs of HCP DR MCD, LLC, except for actions which require the consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Management" and "—Voting Rights."	Our board of directors has exclusive control over our business affairs subject only to the applicable provisions of Maryland law and the provisions in our charter and bylaws.
Duties of Managing Members and Directors

Under Delaware law, we, as managing member of HCP DR MCD, LLC, are accountable to HCP DR MCD, LLC as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to HCP DR MCD, LLC's affairs.
Under Maryland law, directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. Directors who act in such a manner generally will not be liable by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law
Management Liability and Indemnification

HCP DR MCD, LLC has agreed to indemnify us, our directors and officers and any other persons we designate from and against all claims and expenses, judgments, and other amounts incurred in connection with any actions relating to the operation of HCP DR MCD, LLC in which these indemnitees are involved, unless:

•       the act taken by an indemnitee was in bad faith
        or was the result of gross negligence or willful
        misconduct or was in material breach of such
        indemnitee's express duties, covenants or
        obligations;

•       an indemnitee received an improper personal
        benefit; or

•       in the case of any criminal proceeding, an
        indemnity had reasonable cause to believe the
        act was unlawful.

HCP DR MCD, LLC is obligated to reimburse the reasonable expenses incurred by an indemnitee in advance of the final disposition of the proceeding if such indemnitee provides HCP DR MCD, LLC with an affirmation of its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay the amount of the reimbursed expenses if it is determined that such standard was not met. No member of HCP DR MCD, LLC, including HCP, is obligated to make capital contributions to enable HCP DR MCD, LLC to fund these indemnification obligations.

The operating agreement generally provides that neither we nor any of our directors, officers, agents or employees will incur liability to HCP DR MCD, LLC or any non-managing member for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission if we acted in good faith and did not engage in gross negligence or breach express covenants set forth in the operating agreement. In addition, we are not responsible for any misconduct or negligence on the part of our officers, directors or other agents, provided we have appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers,
Our charter contains a provision which eliminates the liability of directors and officers to us and our stockholders for money damages to the fullest extent permitted by Maryland law. Neither the provisions of our charter nor Maryland law limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Maryland law. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law

management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon their opinion, as to matters which we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with their opinion.
Anti-Takeover Provisions

Except in limited circumstances (see "—Voting Rights" below), we have exclusive management power over the business and affairs of HCP DR MCD, LLC. Accordingly, we may hinder the ability of HCP DR MCD, LLC to engage in a merger transaction or other business combination. We may not be removed as managing member by the other members with or without cause. Until February 9, 2019 or until the initial non-managing members have disposed, in taxable transactions, of 70% of the non-managing member units issued to them, HCP DR MCD, LLC will be required to pay a make whole payment to each non-managing member if we cause HCP DR MCD, LLC to merge with another entity (other than a subsidiary), sell all or substantially all of its assets or dissolve or otherwise terminate its existence without the consent of the holders of a majority of the non-managing member units held by non-managing members. These limitations may have the effect of hindering the ability of HCP DR MCD, LLC to enter into business combinations.

A non-managing member generally may not transfer all or any portion of its membership interest in HCP DR MCD, LLC without first offering that membership interest to us and otherwise obtaining our consent. Accordingly, we may elect to exercise our right of first refusal to prevent a membership interest from being transferred to a particular third party. Furthermore, upon the transfer by a non-managing member of its membership interest in HCP DR MCD, LLC, the transferee may become a member of HCP DR MCD, LLC only upon our approval, which we may give or withhold in our sole and absolute discretion. Until admitted to HCP DR MCD, LLC as a member, a transferee of a membership interest is not entitled to vote on any matter submitted to the members for their approval. The ability of a non-managing member to transfer its membership interest in HCP DR MCD, LLC may be further hindered by other factors. See "Operating Agreement—Transferability of Interests."
Our charter and bylaws contain a number of provisions that may delay or discourage an unsolicited proposal for the acquisition of our company or the removal of incumbent management. These provisions include:

•       authorized capital stock that may be
        issued as preferred stock in the discretion
        of our board of directors, with voting or
        other rights superior to the common stock;

•       provisions designed to avoid
        concentration of share ownership in a
        manner that would jeopardize our status
        as a REIT under the Internal Revenue
        Code;

•       super-majority stockholder vote for
        certain business combinations; and

•       the advance notice provisions of our
        bylaws.

Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law
Voting Rights

Under the operating agreement, the non-managing members have voting rights only as to specified matters including:

•       amending the operating agreement, except in
        limited circumstances; and

•       those other actions discussed above under
        "Operating Agreement—Management."

The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management of HCP DR MCD, LLC.
Common stockholders elect each director on our board of directors at each annual meeting of the stockholders to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Maryland law requires that major corporate transactions, including most amendments to our charter, must have stockholder approval as described below. All shares of common stock have one vote per share. Our charter permits our board of directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock. See "Description of Capital Stock."
The following is a comparison of the voting rights of the non-managing members of HCP DR MCD, LLC and of our stockholders as they relate to major transactions:
A. Amendment of the Charter Documents

Amendments to the operating agreement may be proposed by us as managing member of HCP DR MCD, LLC or by holders of a majority of the non-managing member units held by non-managing members. Such proposal, in order to be effective, must be approved by the holders of a majority of the outstanding LLC units. In addition, amendments that would, among other things:

•       convert a non-managing member's interest into
        a managing member interest;

•       modify the limited liability of any non-
        managing member;

•       alter the interest of any non-managing member
        in profits, losses or distributions;

•       alter or modify the right of a non-managing
        member to its non-managing member units for
        our common stock; or

•       amend the section of the operating agreement
        requiring non-managing member consent to
certain amendments,
Under our charter, most amendments to our charter must be approved by our board of directors and by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders on the matter.

The affirmative vote of holders of at least two-thirds of our voting stock is required to repeal or amend the provisions of the charter relating to:

•       business combinations;

•       the removal and setting of the minimum
        and maximum number of our directors;
        and

•       certain limitations on ownership of our
        voting capital stock. See "Description of
Capital Stock."

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law

must be approved by each non-managing member that would be adversely affected by any such amendment. We may amend the operating agreement without the consent of the non-managing members if the purpose or the effect of such amendment is to make administrative or inconsequential changes, comply with any federal or state agency rulings, guidelines directives or laws, or as are necessary for us to maintain our status as a REIT.
B. Vote Required to Dissolve, Sell Assets, Merge or Transfer Properties

Dissolution; Sale of Assets; Merger; Transfer of Properties.    Until February 9, 2019 HCP DR MCD, LLC will be required to pay to the non-managing members a make whole payment unless we first obtain the consent of the holders of a majority of the non-managing member units held by non-managing members before we:

•       merge, consolidate or combine with or into any
        other partnership, limited partnership, limited
        liability company, corporation or other entity
        (other than a subsidiary);

•       sell all or substantially all of HCP DR MCD,
        LLC's assets;

•       dissolve or otherwise terminate HCP DR MCD,
        LLC's existence; or

•       subject to certain exceptions, sell, dispose,
        convey or otherwise transfer all or any portion
        of HCP DR MCD, LLC's properties in a
        transaction that causes the non-managing
        members to recognize taxable income.

These restrictions are removed, however, if the initial non-managing members have disposed of 70% of the non-managing member units issued to them in taxable transactions.

Also, see "—Anti-Takeover Provisions."
Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter. Our charter requires that "Business Combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock be approved by the affirmative vote of at least 90% of our outstanding voting shares, unless unanimously approved in advance by our board or the "Business Combination" is between us and a wholly-owned subsidiary. See the disclosure under "Transfer Restrictions, Redemption and Business Combination Provisions" in this prospectus. Generally, mergers, consolidations and sales of all or substantially all of our assets must be approved by the affirmative vote of a majority of all votes entitled to be cast on the matter. No approval of our stockholders is required for any sale of less than all or substantially all of our assets which is not a business combination.
Compensation, Fees and Distributions

We do not receive any compensation for our services as managing member of HCP DR MCD, LLC. HCP DR MCD, LLC will, however, reimburse HCP for all expenses incurred relating to the ongoing operation of HCP DR MCD, LLC and any other offering of additional interests in HCP DR MCD, LLC.
Our officers and outside directors receive compensation for their services as more fully described in the compensation information incorporated by reference in our annual report on Form 10-K, which is incorporated by reference into this prospectus.

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law
Liability of Investors

Under the operating agreement and applicable Delaware law, the liability of the non-managing members for the debts and obligations of HCP DR MCD, LLC is generally limited to the amount of their investment in HCP DR MCD, LLC, together with their interest in any undistributed income, if any.	Under Maryland law, our stockholders are not personally liable for our debts or obligations solely as a result of their status as stockholders.
Liquidity

Except in limited circumstances, see "Operating Agreement—Transferability of Interests," a non-managing member may not transfer all or any portion of its membership interest in HCP DR MCD, LLC without first offering that membership interest to us and otherwise obtaining our consent. HCP has the right to receive an opinion of counsel in connection with the transfer of a membership interest by a non-managing member to the effect that the transfer may be effected without registration under the Securities Act and will not otherwise violate any applicable federal or state securities law.

A transferee of a non-managing member's interest in HCP DR MCD, LLC may not become a member of HCP DR MCD, LLC without our consent.
Shares of common stock issued pursuant to this prospectus will be freely transferable, subject to prospectus delivery and other requirements of the Securities Act, and the transfer restrictions in our charter.

Our common stock is listed on the New York Stock Exchange. The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in our and other real estate investments, and our dividend yield compared to that of other debt and equity securities.
Taxes

HCP DR MCD, LLC itself is not subject to federal income taxes. Instead, each holder of units includes its allocable share of HCP DR MCD, LLC's taxable income or loss in determining its individual federal income tax liability. Cash distributions from HCP DR MCD, LLC generally are not taxable to a holder of non-managing member units except to the extent they exceed such holder's basis in its interest in HCP DR MCD, LLC (which will include such holder's allocable share of HCP DR MCD, LLC's debt).

Income and loss from HCP DR MCD, LLC generally are subject to the "passive activity" limitations. Under the "passive activity" limitations, income and loss from HCP DR MCD, LLC that is considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities."
As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as "qualified dividend income" for individual U.S. stockholders. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and

HCP DR MCD, LLC / Delaware Law	HCP / Maryland Law

Holders of non-managing member units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which HCP DR MCD, LLC owns property, even if they are not residents of those states.
accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder's adjusted basis in his, her or its common stock, with the excess taxed as capital gain.

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain.

Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in various states.

CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS

        The following paragraphs summarize provisions of Maryland law and describe our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

Election of Directors

        Under our bylaws, at any regular meeting or at any special meeting called for that purpose, a majority of the entire board of directors may establish, increase or decrease the number of directors. However, this number may not be fewer than three nor more than eleven, and the tenure of office of a director will not be affected by any decrease in the number of directors. There are currently eleven members of our board of directors. At each annual meeting of stockholders, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

Removal of Directors

        Under the terms of our charter and Maryland law, a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Transfer Restrictions, Redemption and Business Combination Provisions."

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our charter and bylaws do not provide for any such exemption.

Duties of Directors with Respect to Unsolicited Takeovers

        Maryland law provides protection for Maryland corporations against unsolicited takeovers by limiting, among other things, the duties of the directors in unsolicited takeover situations. The duties of directors of Maryland corporations do not require them to (a) accept, recommend or respond to any proposal by a person seeking to acquire control of the corporation, (b) make a determination under the Maryland business combination or control share acquisition statutes described above, or (c) act or fail to act solely because of the effect the act or failure to act may have on an acquisition or potential acquisition of control of the corporation or the amount or type of consideration that may be offered or paid to the stockholders in an acquisition. Moreover, under Maryland law the act of a director of a Maryland corporation relating to or affecting an acquisition or potential acquisition of control is not subject to any higher duty or greater scrutiny than is applied to any other act of a director. Maryland law also contains a statutory presumption that an act of a director of a Maryland corporation satisfies the applicable standards of conduct for directors under Maryland law.

Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended, and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board of directors into three classes with staggered terms of three years each and vest in the board of directors the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board of directors, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        An election to be subject to any or all of the foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board of directors, without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board of directors could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions.

        If we made an election to be subject to such statutory provisions and our board of directors was divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board of directors since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board of directors.

Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board of directors and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.

Other amendments to our charter require approval by our board of directors and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Amendment to the Bylaws

        Provisions of our bylaws on the number of directors and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter.

Dissolution of HCP, Inc.

        Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of the board of directors; or

  •
  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the advance notice provisions of our bylaws and the provisions of our bylaws relating to stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board of directors, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

  •
  penalties;

  •
  fines;

  •
  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        The operating agreement also provides for indemnification of us, as managing member, and our officers and directors generally to the same extent as permitted by Maryland law for a corporation's officers and directors. The operating agreement also limits our liability to HCP DR MCD, LLC and its members in the case of losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission made in good faith.

        It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the issuance and resale of our common stock. This summary is based on current law, is for general information only and is not tax advice. The anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. For purposes of this section under the heading "United States Federal Income Tax Considerations," references to "HCP," "we," "our," and "us" mean only HCP, Inc., and not its subsidiaries, except as otherwise indicated.

        This summary assumes that shares of our common stock and the HCP DR MCD, LLC units are held as "capital assets" (generally, property held for investment within the meaning of Section 1221 of the Internal Revenue Code). Your tax treatment will vary depending on your particular situation, and this discussion does not purport to deal with all aspects of taxation that may be relevant to a holder of our common stock or HCP DR MCD, LLC units in light of his or her personal investment or tax circumstances, or to holders who receive special treatment under the federal income tax laws except to the extent discussed under the headings "—Taxation of Tax-Exempt Stockholders" and "—Taxation of Non-U.S. Stockholders." Holders of common stock or HCP DR MCD, LLC units receiving special treatment include, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  broker-dealers, dealers in securities or traders;

  •
  "S" corporations;

  •
  United States expatriates;

  •
  tax-exempt organizations;

  •
  persons holding their HCP DR MCD, LLC units or shares of our common stock as part of a conversion transaction, or a hedge or hedging transaction (or other risk reduction or constructive sale transaction) or as a position in a in a straddle;

  •
  except to the extent specifically discussed below, non-U.S. stockholders (as defined below);

  •
  regulated investment companies and real estate investment trusts;

  •
  United States persons whose functional currency is not the United States dollar;

  •
  persons who are subject to the alternative minimum tax provisions of the Internal Revenue Code; and

  •
  partnerships or other pass-through entities and persons holding the HCP DR MCD, LLC units or shares of our common stock through a partnership or other pass-through entity.

        In addition, this summary does not purport to deal with aspects of taxation that may be relevant to a unitholder of HCP DR MCD, LLC except to the extent described in "—Tax Consequences of the Exercise of Exchange Rights."

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the Internal Revenue Service; and

  •
  court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not intend to request, any rulings from the Internal Revenue Service that we qualify as a REIT, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the Internal Revenue Service or will be sustained by a court if so challenged by the Internal Revenue Service. This summary does not discuss any state, local or foreign tax consequences associated with the acquisition, ownership, sale or other disposition of the HCP DR MCD, LLC units, our common stock, or our election to be taxed as a REIT.

        You are urged to consult your tax advisors regarding the specific tax consequences to you of:

  •
  the exchange of your HCP DR MCD, LLC units for our common stock or cash;

  •
  the acquisition, ownership and sale or other disposition of our common stock, including the federal, state, local, foreign and other tax consequences;

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  our election to be taxed as a REIT for federal income tax purposes; and

  •
  potential changes in applicable tax laws.

Tax Consequences of the Exercise of Exchange Rights

        If you exercise your right to require HCP DR MCD, LLC to acquire all or part of your HCP DR MCD, LLC units, and we elect to acquire some or all of your units in exchange for our common stock, the exchange will be a taxable transaction for United States federal income tax purposes. You generally will recognize gain in an amount equal to the value of our common stock received, plus the amount of liabilities of HCP DR MCD, LLC allocable to your units being exchanged, less your tax basis in those units. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code. The character of any gain or loss as capital or ordinary will depend on the nature of the assets of HCP DR MCD, LLC at the time of the exchange. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. The tax treatment of any redemption of your units by HCP DR MCD, LLC in exchange for cash may be similar, depending on your circumstances.

Taxation of the Company

        General.    We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe that we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation of a REIT are highly technical and complex. The following sets forth the material aspects of the sections of the Internal Revenue Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof.

        Latham & Watkins LLP has acted as our tax counsel in connection with this registration of our common stock and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date.

        Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C Corporation. A C Corporation is a corporation that is generally required to pay tax at the corporate-level. Double taxation generally means taxation that occurs once at the corporate-level when income is earned and once again at the stockholder-level when the income is distributed. We will be required to pay federal income tax, however, as follows:

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  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  We may be required to pay the "alternative minimum tax" on our items of tax preference under some circumstances.

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  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2004) exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation (as is expected to occur in the CRC merger and, indirectly, in the SEUSA acquisition), and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone, by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

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  Certain of our subsidiaries are C Corporations, the earnings of which will be subject to federal corporate income tax.

        Requirements for Qualification as a REIT.    The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Internal Revenue Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  (7)
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock—Transfer Restrictions, Redemption and Business Combination Provisions" and "Description of Capital Stock—Restrictions on Ownership and Transfer Relating to Preferred Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. See "—Failure to Qualify." If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

        Ownership of Interests in Partnerships and Limited Liability Companies.    We own and operate one or more properties through partnerships and limited liability companies. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retains the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. A brief summary of the rules governing the federal income taxation of partnerships and their partners is included below in "—Tax Aspects of the Partnerships." The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We have direct or indirect control of certain partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

        Ownership of Interests in Qualified REIT Subsidiaries.    We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the federal tax requirements described in this prospectus, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests."

        Ownership of Interests in Subsidiary REITs.    We own an interest in HCP Life Science REIT which will elect to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code commencing with its initial taxable year ending December 31, 2007. Provided that HCP Life Science REIT qualifies as a REIT, our interest in HCP Life Science REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us from HCP Life Science REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, HCP Life Science REIT must independently satisfy the various REIT qualification requirements described in this summary. If HCP Life Science REIT were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to federal income tax. In addition, a failure of HCP Life Science REIT to qualify as a REIT could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary of ours may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

        Income Tests.    We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) some types of temporary investments; and

  •
  Second, each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions and certain hedging transactions, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent must not be based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We, or an actual or constructive owner of 10% or more of our capital stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that also is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock;

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  Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally must not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the Internal Revenue Service will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Any income we derive from a hedging transaction will be nonqualifying income for purposes of the 75% gross income test. Except to the extent provided by Treasury Regulations, however, income from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from such a hedging transaction entered into on or after January 1, 2005 that is clearly identified as such as specified in the Internal Revenue Code will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test. The term "hedging transaction," as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate changes or fluctuations with respect to borrowings made or to be made by us. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

  •
  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

  •
  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

        Prohibited Transaction Income.    Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

        Like-Kind Exchanges.    We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe-harbor provisions referenced above. These determinations are inherently factual, and the Internal Revenue Service has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the Internal Revenue Service successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

        Asset Tests.    At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to, "straight debt" securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code. For years prior to 2001, the 10% limit applies only with respect to voting securities of any issuer and not to the value of the securities of any issuer.

        Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 20% asset test is effective for taxable years ending after December 31, 2000.

        We currently own 100% of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries will not exceed 20% of the value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the Internal Revenue Service will not disagree with our determinations of value. We also own, and may continue to make, loans which must qualify under the "straight debt safe-harbor" in order to satisfy the 10% value limitation described above. We believe, based on the advice of our tax counsel, that all of these loans have qualified under this safe-harbor.

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. For example, our indirect ownership of securities of an issuer may increase as a result of our capital contributions to a partnership or limited liability company. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the Internal Revenue Service.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

        Annual Distribution Requirements.    To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income items over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation (such as the CRC), within the ten-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions generally are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion in income and deduction of expenses in determining our taxable income. If these timing differences occur, we may be required to borrow funds or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        For purposes of the 90% distribution requirement and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of the Partnerships

        General.    We own, directly or indirectly, interests in various partnerships and limited liability companies which are treated as partnerships or disregarded entities for federal income tax purposes and may own interests in additional partnerships and limited liability companies in the future. Our ownership interests in such partnerships and limited liability companies involve special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of one or more of the partnerships or limited liability companies in which we own an interest as partnerships or disregarded entities, as opposed to associations taxable as corporations, for federal income tax purposes. If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as an association, it would be taxable as a corporation and would therefore be subject to an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed as a partnership or disregarded entity for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist or did not claim a classification prior to January 1, 1997, will be classified as a partnership or disregarded entity for federal income tax purposes unless it elects otherwise. With the exception of certain limited liability companies that have elected to be treated as corporations and have also elected with us to be treated as a taxable REIT subsidiary of ours, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for federal income tax purposes and the remainder of the discussion under this section "—Tax Aspects of the Partnerships" is applicable only to such partnerships and limited liability companies.

        Allocations of Income, Gain, Loss and Deduction.    A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

        Tax Allocations with Respect to the Properties.    Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Tax Liabilities and Attributes Inherited From CRP

        On October 5, 2006, we acquired CRP in a merger. If CRP failed to qualify as a REIT for any of its taxable years, it would be required to pay federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless statutory relief provisions apply, CRP would have been disqualified from treatment as a REIT for the four taxable years following the year during which it lost qualification. Because the merger was treated for income tax purposes as if

CRP sold all of its assets in a taxable transaction to us, if CRP did not qualify as a REIT for the tax year of the merger, it would be subject to tax in respect of the built-in gain in all of its assets because it would not be eligible for the dividends paid deduction that is available to a REIT. "Built-in gain" generally means the excess of the fair market value of an asset over its adjusted tax basis. As successor-in-interest to CRP, we would be required to pay these taxes. After the merger, the nature of the assets that we acquire from CRP and the income we derive from those assets may have an effect on our tax status as a REIT.

        In connection with the CRP merger, CRP's REIT counsel rendered an opinion to us, dated as of the closing date of the merger, to the effect that CRP was organized in conformity with the requirements for qualification as a REIT, and CRP's method of operation had enabled CRP to satisfy the requirements for qualification as a REIT under the Internal Revenue Code for the taxable years ending on or prior to the closing date of the merger. This opinion was based on various assumptions and representations as to factual matters, including representations made by CRP in a factual certificate provided by one of its officers, as well as other oral and written statements of officers and other representatives of CRP and others as to the existence and consequence of certain factual and other matters. CRP's ability to have achieved and maintained qualification as a REIT through the closing date of the merger was dependent on its ability to achieve and maintain certain diversity of stock ownership requirements and, through actual annual operating results, certain requirements under the Internal Revenue Code regarding its income, assets and distribution levels. No assurance can be given that the actual ownership of CRP's stock and its actual operating results and distributions for any taxable year satisfied the tests necessary for CRP to have achieved and maintained its status as a REIT.

Tax Liabilities and Attributes Inherited from CRC

        Concurrently with the CRP merger, CRC merged with and into Ocean Acquisition 2, LLC, or Ocean 2, our wholly owned subsidiary, pursuant to the Agreement and Plan of Merger, dated as of May 1, 2006, by and among us, CRC, the stockholders of CRC and Ocean 2, which we refer to as the CRC merger. As a result of the CRC merger, we succeeded to the assets and the liabilities of CRC, including any liabilities for unpaid taxes and any tax liabilities created in connection with the CRC merger. At the closing of the CRC merger, we received an opinion of our counsel, and CRC and the CRC stockholders receive an opinion of their counsel, substantially to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinions, for federal income tax purposes the CRC merger qualified as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. To the extent that the CRC merger so qualified, no gain or loss was recognized by CRC or us in the CRC merger. Our tax basis in CRC's assets acquired in merger would be equal to CRC's tax basis in such assets immediately prior to the merger. If we dispose of such assets in a taxable transaction during the ten-year period beginning on the date of the CRC merger, then we will be required to pay tax at the highest regular corporate tax rate on the gain recognized to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date of the CRC merger. The opinions of counsel delivered in connection with the CRC merger represent the best legal judgment of our counsel and counsel to CRC and the CRC stockholders and are not binding on the Internal Revenue Service or the courts. Neither we nor CRC has requested nor will request a ruling from the Internal Revenue Service as to the tax consequences of the CRC merger, and there can be no assurance that the Internal Revenue Service will agree with the conclusions in the above-described opinions.

        If the CRC merger did not qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, the CRC merger would have been treated as a sale of CRC's assets to us in a taxable transaction, and CRC would have recognize taxable gain. In such a case, as CRC's successor-in-interest, we would be required to pay the tax on any such gain. In addition, our tax basis in the CRC's assets would be equal to the merger consideration paid to the CRC stockholders, which could be higher than the tax basis of such assets if the CRC merger qualified as a reorganization. This higher tax basis would cause us to have higher depreciation deductions and lower gain on the sale of the CRC assets.

        As a result of the CRC merger and assuming it qualified as a reorganization under the Internal Revenue Code, we succeeded to the tax attributes and earnings and profits of CRC. To qualify as a REIT, we must have distributed any such earnings and profits by the close of the taxable year in which the CRC merger occurs. Any adjustments of CRC's income for taxable years ending on or before the CRC merger, including as a result of an examination of CRC's tax returns by the Internal Revenue Service, could affect the calculation of CRC's earnings and profits. If the Internal Revenue Service were to determine that we acquired earnings and profits from CRC that we failed to distribute prior to the end of the taxable year in which the CRC merger occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the Internal Revenue Service.

Tax Liabilities and Attributes Inherited From SEUSA

        We acquired the stock of SEUSA through HCP Life Science REIT. HCP Life Science REIT is a subsidiary of ours that will elect to be treated as a REIT commencing with its initial taxable year ending December 31, 2007.

        For federal income tax purposes, SEUSA was deemed to liquidate into HCP Life Science REIT in a tax-free liquidation immediately after the acquisition of SEUSA's stock. As a result of this liquidation, HCP Life Science REIT succeeded to the tax attributes, including tax basis, and earnings and profits, if any, of SEUSA. To qualify as a REIT, HCP Life Science REIT must have distributed such non-REIT earnings and profits by the close of its 2007 taxable year. While we expect that HCP Life Science REIT satisfied this distribution requirement, any adjustments to SEUSA's income for taxable years ending on or before the acquisition, including as a result of an examination of SEUSA's tax returns by the Internal Revenue Service, could affect the calculation of SEUSA's earnings and profits. If the Internal Revenue Service were to determine that HCP Life Science REIT acquired non-REIT earnings and profits from SEUSA that it failed to distribute prior to the end of its 2007 taxable year, HCP Life Science REIT could nonetheless avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, HCP Life Science REIT generally would be required to distribute any such earnings and profits to its stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the Internal Revenue Service.

        Because SEUSA's tax basis in the assets transferred in the deemed liquidation carried over to HCP Life Science REIT, many of the properties formerly owned by SEUSA have fair market values in excess of their tax bases. This lower tax basis causes HCP Life Science REIT to have lower depreciation deductions than would be the case if we had directly purchased SEUSA's assets instead of its stock. In addition, if any of these properties were to be later sold in a taxable transaction, the gain would exceed that which would have been recognized if we had directly purchased SEUSA's assets instead of its stock.

        Additionally, if HCP Life Science REIT recognizes gain on the disposition of any properties formerly owned by SEUSA during the ten-year period beginning on the date on which it acquired the SEUSA stock, it will be required to pay tax at the highest regular corporate tax rate on such gain to the extent of the excess of (a) the fair market value of the asset over (b) its adjusted basis in the asset, in each case determined as of the date on which it acquired the SEUSA stock. Any taxes paid by HCP Life Science REIT would reduce the amount available for distribution by HCP Life Science REIT to us.

Other Tax Consequences

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our holders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a holder's state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state and local tax laws on an investment in our shares.

Taxation of Taxable U.S. Stockholders

        When we use the term "U.S. stockholder," we mean a holder of shares of our common stock who, for federal income tax purposes:

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  is a citizen or resident of the United States;

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  is a corporation, partnership, limited liability company or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States or of any State thereof or in the District of Columbia unless, in the case of a partnership or limited liability company, Treasury Regulations provide otherwise;

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  is an estate the income of which is subject to federal income taxation regardless of its source; or

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  is a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the Treasury Regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

        If you hold shares of our common stock and are not a U.S. stockholder, you are a "non-U.S. stockholder." See "—Taxation of Non-U.S. Stockholders" below.

        Distributions Generally.    Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. stockholders as ordinary income. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder's adjusted tax basis in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

        Capital Gain Dividends.    Dividends that we properly designate as capital gain dividends will be taxable to taxable our U.S. stockholders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These gains may be taxable to non-corporate U.S. stockholders at a 15% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for federal income tax purposes, paid or made available to the holders of such stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

        Retention of Net Capital Gains.    We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. stockholder generally would:

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  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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  be deemed to have paid the capital gains tax imposed on it on the designated amounts included in the U.S. stockholder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the Internal Revenue Service.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

        Dispositions of Our Common Stock.    If a U.S. stockholder sells or disposes of its shares of our common stock to a person other than us, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the common stock for more than one year. If, however, a U.S. stockholder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the stockholder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," has generally been reduced to 15% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) "qualified dividend income" has generally been reduced to 15%. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." The currently applicable provisions of the federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert to the provisions of prior law effective for taxable years beginning after December 31, 2010, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income.

Backup Withholding

        We report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Stockholders."

Taxation of Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our stock generally will not be unrelated business taxable income to a tax-exempt stockholder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt stockholder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Stockholders

        The preceding discussion does not address the rules governing federal income taxation of the ownership and disposition of our common stock by persons that are non-U.S. stockholders. In general, non-U.S. stockholders may be subject to special tax withholding requirements on distributions from us and with respect to their sale or other disposition of our common stock, except to the extent reduced or eliminated by an income tax treaty between the U.S. and the non-U.S. stockholder's country. A non-U.S. stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-U.S. stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our common stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

PLAN OF DISTRIBUTION

        This prospectus relates to the possible issuance by us of up to 4,246,857 shares of our common stock if, and to the extent that, holders of non-managing member units tender such non-managing member units for exchange and we elect, in our discretion, to satisfy our exchange obligation by issuing shares of our common stock. The registration of such shares does not necessarily mean that any of the non-managing member units will be tendered for exchange or that we will issue any of the common stock to satisfy such exchange obligation. Upon the exchange of any non-managing member units, we may elect to pay cash for such units rather than issue common stock.

        We will not receive any cash proceeds from the issuance of the shares of our common stock pursuant to this prospectus to holders of units representing non-managing membership interests tendered for exchange, but we will acquire units representing non-managing membership interests of HCP DR MCD, LLC in exchange for shares of our common stock issued to an exchanging non-managing member.

        We have agreed to pay the following expenses, estimated to be $102,926, for the registration of the shares:

  •
  all registration and filing fees;

  •
  printing and distribution expenses;

  •
  the fees and expenses incurred in connection with the listing of the shares on each securities exchange on which similar securities issued by us are currently listed; and

  •
  fees and disbursements of our legal counsel and our independent public accountants.

LEGAL MATTERS

        The validity of the shares of our common stock offered hereby will be passed upon for us by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland. In addition, the description of material federal income tax consequences contained in this prospectus under the heading "United States Federal Income Tax Considerations" is based upon the opinion of Latham & Watkins LLP. In rendering this opinion, Latham & Watkins LLP will assume the accuracy of an opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law.

EXPERTS

        The consolidated financial statements and schedule of HCP, Inc. at December 31, 2006 and 2005 and for each of the three years in the period ended December 31, 2006, appearing in HCP, Inc.'s Current Report (Form 8-K) dated September 19, 2007, and HCP, Inc. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included in HCP, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

4,246,857 Shares

HCP, Inc.

Common Stock

PROSPECTUS

        You should rely only on the information contained in this document or in documents that we have referred you to. We have not authorized anyone to provide you with information that is different.

        This prospectus is not an offer to sell or a solicitation of an offer to buy any security other than the shares of common stock offered. This prospectus is not an offer to sell or a solicitation of an offer to buy securities to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date on the prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus on a later date.

January 28, 2008

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other expenses of issuance and distribution.

        The estimated expenses in connection with this offering are estimated as follows:

SEC Registration Fee	$4,926
*Blue Sky fees and expense	7,000
*Legal fees and expenses	50,000
*Accounting fees and expenses	20,000
*Transfer agent and listing fees	16,000
*Miscellaneous	5,000

Total	$102,926

    *
    Estimates

Item 15.    Indemnifications of directors and officers.

        Our charter (the "Charter") limits the liability of our directors and officers to the company and our stockholders for money damages to the fullest extent permitted by the laws of the State of Maryland. The Maryland General Corporation Law presently permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if the judgment or other final adjudication is entered in a proceeding based on a finding that the directors or officers action, or failure to act, was a result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The provisions of the Charter do not limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission.

        Article X of our Fourth Amended and Restated Bylaws, as amended (the "Bylaws") provides that we shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was our director or officer, or, as our director or officer, is or was serving at the request of us as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise. To the fullest extent permitted by law, such indemnification shall include expenses (including attorneys' fees), judgment, fines and amounts paid in settlement and any such expenses may be paid by us in advance of the final disposition of such action, suit or proceeding and without requiring a preliminary determination as to the ultimate entitlement to indemnification. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In addition, the Maryland General Corporation Law requires a corporation, as a condition to advancing expenses, to obtain (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by such corporation as authorized by the Maryland General Corporation Law and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by such corporation if it shall ultimately be determined that the standard of conduct was not met.

        Article X of the Bylaws further provides that we may, with the approval of our board of directors, provide such indemnification and advancement of expenses as set forth in the above paragraph to our agents and employees.

        Section 2-418 of the Maryland General Corporation Law requires a corporation, unless its charter provides otherwise, which the Charter does not, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Section 2-418 of the Maryland General Corporation Law generally permits indemnification of any director or officer made a party to any proceedings by reason of service as a director or officer unless it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by, or in the right of the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer adjudged to be liable on the basis that personal benefit was improperly received. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.

Item 16.    Exhibits.

        See Exhibit Index.

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to

  Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), 424(b)(5), or 424(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), 41 5(a)(1) (vii), or 415(a)(1)(x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of the securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Beach, California, on January 28, 2008.

HCP, INC.
By:	/s/ James F. Flaherty III James F. Flaherty III Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below appoints James F. Flaherty III, Mark A. Wallace and Edward J. Henning, and each of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement thereto pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James F. Flaherty III James F. Flaherty III	Chairman and Chief Executive (Principal Executive Officer)	January 28, 2008
/s/ Mark A. Wallace Mark A. Wallace	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	January 28, 2008
/s/ George P. Doyle George P. Doyle	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	January 28, 2008
/s/ Mary A. Cirillo-Goldberg Mary A. Cirillo-Goldberg	Director	January 28, 2008

/s/ Robert R. Fanning, Jr. Robert R. Fanning, Jr.	Director	January 28, 2008
/s/ Christine Garvey Christine Garvey	Director	January 28, 2008
/s/ David B. Henry David B. Henry	Director	January 28, 2008
/s/ Michael D. McKee Michael D. McKee	Director	January 28, 2008
/s/ Harold M. Messmer, Jr. Harold M. Messmer, Jr.	Director	January 28, 2008
/s/ Peter L. Rhein Peter L. Rhein	Director	January 28, 2008
/s/ Kenneth B. Roath Kenneth B. Roath	Director	January 28, 2008
/s/ Richard M. Rosenberg Richard M. Rosenberg	Director	January 28, 2008
/s/ Joseph P. Sullivan Joseph P. Sullivan	Director	January 28, 2008

EXHIBIT INDEX

Exhibit No.	Description
4.1	Articles of Restatement of HCP, Inc. (incorporated herein by reference to Exhibit 3.1 to HCP's Quarterly Report on Form 10-Q (File No. 1-08895) for the period ended September 30, 2007).
4.2	Fourth Amended and Restated Bylaws of HCP, Inc. (incorporated herein by reference to Exhibit 3.1 to HCP's Current Report on Form 8-K (File No. 1-08895) filed on September 25, 2006).
4.3
Amendment No. 1 to Fourth Amended and Restated Bylaws of HCP, Inc. (incorporated herein by reference to Exhibit 3.2.1 to HCP's Quarterly Report on Form 10-Q (File No. 1-08895) for the period ended September 30, 2007).
4.4
Registration Rights Agreement, dated as of November 20, 1998, by and between HCP and James D. Bremner (incorporated herein by reference to Exhibit 4.8 to HCP's Annual Report on Form 10-K (File No. 1-08895) for the year ended December 31, 1998). This Exhibit is identical in all material respects to two other documents except the parties thereto. The parties to these other documents, other than HCP, were James P. Revel and Michael F. Wiley.
4.5
Registration Rights Agreement, dated as of January 20, 1999, by and between HCP and Boyer Castle Dale Medical Clinic, L.L.C. (incorporated herein by reference to Exhibit 4.9 to HCP's Annual Report on Form 10-K (File No. 1-08895) for the year ended December 31, 1998). This Exhibit is identical in all material respects to 13 other documents except the parties thereto. The parties to these other documents, other than HCP, were Boyer Centerville Clinic Company, L.C., Boyer Elko, L.C., Boyer Desert Springs, L.C., Boyer Grantsville Medical, L.C., Boyer-Ogden Medical Associates, LTD., Boyer Ogden Medical Associates No. 2, LTD., Boyer Salt Lake Industrial Clinic Associates, LTD., Boyer-St. Mark's Medical Associates, LTD., Boyer McKay-Dee Associates, LTD., Boyer St. Mark's Medical Associates #2, LTD., Boyer Iomega, L.C., Boyer Springville, L.C., and Boyer Primary Care Clinic Associates, LTD. #2.
4.6
Registration Rights Agreement, dated as of August 17, 2001, by and among HCP, Boyer Old Mill II, L.C., Boyer-Research Park Associates, LTD., Boyer Research Park Associates VII, L.C., Chimney Ridge, L.C., Boyer-Foothill Associates, LTD., Boyer Research Park Associates VI, L.C., Boyer Stansbury II, L.C., Boyer Rancho Vistoso, L.C., Boyer-Alta View Associates, LTD., Boyer Kaysville Associates, L.C., Boyer Tatum Highlands Dental Clinic, L.C., Amarillo Bell Associates, Boyer Evanston, L.C., Boyer Denver Medical, L.C., Boyer Northwest Medical Center Two, L.C., and Boyer Caldwell Medical, L.C. (incorporated herein by reference to Exhibit 4.12 to HCP's Annual Report on Form 10-K405(File No. 1-08895) for the year ended December 31, 2001).
4.7
Registration Rights Agreement, dated as of October 1, 2003, by and among HCP, Charles Crews, Charles A. Elcan, Thomas W. Hulme, Thomas M. Klaritch, R. Wayne Price, Glenn T. Preston, Janet Reynolds, Angela M. Playle, James A. Croy, John Klaritch as Trustee of the 2002 Trust F/B/O Erica Ann Klaritch, John Klaritch as Trustee of the 2002 Trust F/B/O Adam Joseph Klaritch, John Klaritch as Trustee of the 2002 Trust F/B/O Thomas Michael Klaritch, Jr. and John Klaritch as Trustee of the 2002 Trust F/B/O Nicholas James Klaritch (incorporated herein by reference to Exhibit 4.16 to HCP's Quarterly Report on Form 10-Q (File No. 1-08895) for the quarter ended September 30, 2003).

+4.8
Registration Rights Agreement, dated as of February 9, 2007, by and among HCP, TWG Medical, Ltd., Marvin C. Culbertson, Jr., Pierce D. Flanders, G&B Johnson Investments, Ltd., Clifford J. Osborn, Sandra R. Cohen as Trustee of the Ivy T. Rabinowitz Trust F/B/O Sandra R. Cohen, Joe A. Stalcup, Howard G. Thomas, Carol E. Touchstone, Jesse M. Hellums III, Hunt H. Hellums, Frank O. Seay, Robert J. Wright, Cynthia J. Hellstern, Mary Ellen Thomas, Harlan R. Crow, Wright Williams, Ltd., Allen E. Cullum, Margaret Anne Cullum, William Bennett Cullum, Thornton Tye Medical, L.P., James McDonald Williams, Harlan R. Crow as Trustee of the 1994 Revocable Trust F/B/O Trammell Crow and Crow Realty Investors, L.P.
4.9
Amended and Restated Dividend Reinvestment and Stock Purchase Plan, dated as of October 23, 2003(incorporated herein by reference to HCP's Registration Statement on Form S-3, dated December 5, 2003, Registration No. 333-110939).
4.10
Specimen of Stock Certificate representing the Series E Cumulative Redeemable Preferred Stock, par value $1.00 per share (incorporated herein by reference to Exhibit 4.1 to HCP's Registration Statement on Form 8-A12B (File No. 1-08895), filed on September 12, 2003).
4.11
Specimen of Stock Certificate representing the Series F Cumulative Redeemable Preferred Stock, par value $1.00 per share (incorporated herein by reference to Exhibit 4.1 to HCP's Registration Statement on Form 8-A12B (File No. 1-08895), filed on December 2, 2003).
+5.1	Opinion of Ballard Spahr Andrews & Ingersoll, LLP regarding the validity of the Common Stock being registered.
+8.1	Opinion of Latham & Watkins LLP regarding tax matters.
+10.1	Amended and Restated Limited Liability Company Agreement, dated February 9, 2007, of HCP DR MCD, LLC
+23.1	Consent of Ernst & Young LLP
23.2	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1).
23.3	Consent of Latham & Watkins LLP (included in Exhibit 8.1).
24.1	Power of Attorney (included on the signature page of this Registration Statement).

+
filed herewith

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TABLE OF CONTENTS
RISK FACTORS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY LANGUAGE REGARDING FORWARD LOOKING STATEMENTS
THE COMPANY
USE OF PROCEEDS
DESCRIPTION OF CAPITAL STOCK
TRANSFER RESTRICTIONS, REDEMPTION AND BUSINESS COMBINATION PROVISIONS
RESTRICTIONS ON OWNERSHIP AND TRANSFER RELATING TO PREFERRED STOCK
OPERATING AGREEMENT
COMPARISON OF HCP DR MCD, LLC AND HCP
CERTAIN PROVISIONS OF MARYLAND LAW AND HCP'S CHARTER AND BYLAWS
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 14. Other expenses of issuance and distribution.
  Item 15. Indemnifications of directors and officers.
  Item 16. Exhibits.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX